                                                                     Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 24, 2005

                                      AMONG

                              GLOBALOPTIONS, INC.,

                         GLOBALOPTIONS ACQUISITION CORP.

                                       AND

                        CREATIVE SOLUTIONS WITH ART, INC.

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                            GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                            DEFINED IN SECTION

Acquisition Transaction................................. Section 5.1(a)
Affiliated Group........................................ Section 2.13(b)
Agreement............................................... Preamble
Assumed Stock Options................................... Section 1.6(a)
Bank Accounts........................................... Section 2.21
Benefit Plans........................................... Section 2.10(a)(i)
CBR..................................................... Section 2.26
Certificate of Merger................................... Section 1.2
Closing................................................. Section 1.3
Closing Date............................................ Section 1.3
Code.................................................... Recitals
Confidential Information................................ Section 2.19(i)
Confidential Material................................... Section 5.4
Copyrights.............................................. Section 2.19(a)(iii)
Delaware Law............................................ Section 1.1
Effective Time.......................................... Section 1.2
Employee Arrangements................................... Section 2.10(a)(iii)
Environmental Claim..................................... Section 2.7(d)
Environmental Law....................................... Section 2.7(d)
Environmental Permits................................... Section 2.7(a)
ERISA................................................... Section 2.10(a)(i)
Exchange Act............................................ Section 2.3(b)
Exchange Ratio.......................................... Section 1.4(a)
Financial Statements.................................... Section 2.4
GAAP.................................................... Section 2.4(a)
GlobalOptions........................................... Preamble
GlobalOptions Certificates.............................. Section 1.9
GlobalOptions Common Stock.............................. Section 1.4(a)
GlobalOptions Disclosure Schedule....................... Article II Preamble
GlobalOptions Intellectual Property..................... Section 2.19(b)
GlobalOptions Material Contracts........................ Section 2.16(a)
GlobalOptions Option Plan............................... Section 1.6(a)
GlobalOptions Preferred Stock........................... Section 1.4(a)
GlobalOptions Products.................................. Section 2.19(c)(ii)
GlobalOptions Software.................................. Section 2.19(k)
GlobalOptions Stock Option.............................. Section 1.6(a)
GlobalOptions Stockholder Approval...................... Section 2.3(a)
GlobalOptions Stockholders.............................. Section 1.4(a)
Governmental Entity..................................... Section 2.3(b)
Hazardous Materials..................................... Section 2.7(d)
Intellectual Property................................... Section 2.19(a)
Investment Letter....................................... Section 5.10

                                       i

DEFINED TERMS                                            DEFINED IN SECTION

IRS..................................................... Section 2.10(b)
Issued Patents.......................................... Section 2.19(a)(i)
Know.................................................... Section 8.12(a)
Knowledge............................................... Section 8.12(a)
Law..................................................... Section 2.3(b)
Lien.................................................... Section 8.12(b)
Material Adverse Effect................................. Section 2.1(a)
Merger.................................................. Section 1.1
Merger Shares........................................... Section 1.4(a)
Merger Sub.............................................. Preamble
Patent Applications..................................... Section 2.19(a)(ii)
Patents................................................. Section 2.19(a)(ii)
Permits................................................. Section 2.9
Permitted Lien.......................................... Section 8.12(c)
Person.................................................. Section 8.12(d)
Placement Agent......................................... Recitals
Private Placement....................................... Recitals
Pubco................................................... Preamble
Pubco Common Stock...................................... Recitals
Pubco Disclosure Schedule............................... Article III Preamble
Pubco Material Contracts................................ Section 3.15(a)
Pubco Stockholder Approval.............................. Section 3.3(a)
SEC..................................................... Section 3.4(a)
SEC Reports............................................. Section 3.4(b)
Securities Act.......................................... Section 2.3(b)
Surviving Corporation................................... Section 1.1
Tax Return.............................................. Section 2.13(a)
Taxes................................................... Section 2.13(a)
Termination Date........................................ Section 7.2(a)
Third Party Consents.................................... Section 5.7(a)
Third Party Intellectual Property....................... Section 2.19(d)
Trademarks.............................................. Section 2.19(a)(iv)

                                       ii

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                                  (continued)

                                       ii

                                  (continued)

                                      iii

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated June 24,
2005,  is  among  Creative  Solutions  with  Art,  Inc.,  a  Nevada  corporation
("PUBCO"),  GlobalOptions  Acquisition  Corp., a Delaware  corporation  ("MERGER
SUB")  and a  wholly-owned  subsidiary  of Pubco,  and  GlobalOptions,  Inc.,  a
Delaware corporation ("GLOBALOPTIONS").  Certain capitalized and non-capitalized terms used herein are defined in SECTION 8.12.

                                    RECITALS

            WHEREAS, the Boards of Directors of GlobalOptions,  Pubco and Merger
Sub each have,  in light of and  subject to the terms and  conditions  set forth herein,  approved  this  Agreement  and the  transactions  contemplated  hereby, including the Merger (as defined in SECTION 1.1 below),  and declared the Merger advisable  and  fair  to,  and  in  the  best  interests  of,  their  respective stockholders;

            WHEREAS,  pursuant to the Merger, among other things, and subject to the terms and conditions of this  Agreement,  all of the issued and  outstanding shares of capital stock of  GlobalOptions  shall be converted  into the right to receive  shares of new common stock,  par value $0.001 per share,  of Pubco (the
"PUBCO COMMON STOCK");

            WHEREAS,  for federal  income tax purposes,  it is intended that the
Merger qualifies as a  reorganization  under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

            WHEREAS, after the Merger, GlobalOptions shall become a wholly owned subsidiary of Pubco; and

            WHEREAS,  concurrently  with the closing of the  Merger,  Pubco will consummate  a  private  placement  of at  least  7,500  units,  with  each  unit consisting of one share of Pubco's  Series A Convertible  Preferred  Stock and a
warrant  to  purchase  125  shares  of  Pubco's   common  stock  (the   "PRIVATE
Placement"),  and  pursuant  to  which  Brookshire Securities  Corporation  (the
"PLACEMENT AGENT") has agreed to serve as placement agent.

            NOW,  THEREFORE,  in consideration of the foregoing  premises and of the mutual  covenants,  representations  and warranties  contained  herein,  and subject  to the terms and  conditions  set forth  herein,  the  parties  hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

            Section 1.1 THE MERGER. At the Effective Time (as defined in SECTION
1.2) and  upon  the  terms  and  subject  to the  conditions  set  forth in this
Agreement and in accordance with applicable  provisions of the Delaware  General
Corporation Law (the "DELAWARE  LAW"),  Merger Sub shall be merged with and into
GlobalOptions (the "MERGER"), with GlobalOptions being the surviving corporation of  the  Merger  (the  "SURVIVING  CORPORATION")  and  becoming  a  wholly-owned subsidiary of Pubco.  Following the Merger, the separate existence of Merger Sub shall cease.

            Section 1.2  EFFECTIVE  TIME.  At the Closing (as defined in SECTION
1.3),  the parties  shall cause the Merger to be  consummated  by executing  and filing a duly  executed  certificate  of merger in the form  attached  hereto as
EXHIBIT A and other  appropriate  documents (the  "CERTIFICATE  OF MERGER") with respect to the Merger, with the Secretary of State of the State of Delaware,  in such form as GlobalOptions and Pubco reasonably  determine is required by and in accordance with the relevant provisions of Delaware Law. The Merger shall become effective upon the filing of the Certificate of Merger (the "EFFECTIVE TIME").

            Section  1.3  THE   CLOSING.   The   closing  of  the   transactions
contemplated by this Agreement (the  "CLOSING")  shall take place at the offices of Greenberg Traurig,  LLP, MetLife Building,  200 Park Avenue,  15th Floor, New
York, New York 10166 as soon as practicable following  satisfaction or waiver of all of the  conditions  to the  obligations  of the  parties to  consummate  the transactions  contemplated  hereby, or at such other time and place as Pubco and
GlobalOptions  shall mutually agree (the date on which such closing occurs being herein  referred  to as  the  "CLOSING  DATE");  PROVIDED,  HOWEVER,  that  this
Agreement has not been terminated pursuant to Article VII hereof.

            Section 1.4 MERGER CONSIDERATION.

               (a) For purposes of this  agreement,  "MERGER  SHARES" shall mean
9,890,266  shares of Pubco Common Stock,  all unencumbered and free and clear of all liens,  charges,  pledges,  security  interests  or any other  restrictions, except for those as may be imposed by federal  and state  securities  laws.  The
Merger Shares shall constitute  40.65% of the outstanding  voting  securities of
Pubco, on a fully diluted basis,  immediately  following the Closing. The number of Merger Shares shall be subject to  adjustment as provided in SECTIONS  1.4(B)
and 1.4(C) below.  At the Effective  Time, by virtue of the Merger,  and without further action by any Person or entity,  each issued and  outstanding 1.7 shares
of  the  common  stock,   par  value  of  $0.01  per  share,  of   GlobalOptions
("GLOBALOPTIONS  COMMON  STOCK") and each issued and  outstanding  1.7 shares of preferred stock, par value of $0.01 per share, of Global Options ("GLOBALOPTIONS
PREFERRED STOCK") shall automatically be converted into the right to receive one share of Pubco  Common  Stock,  subject to  adjustment  as  provided in SECTIONS
1.4(B)  and  1.4(C)  below  (the  "EXCHANGE  RATIO").  SCHEDULE  1.4(A)  of  the
GlobalOptions  Disclosure Schedule (as defined herein) sets forth to whom and in
what   denominations   the  Merger  Shares  are  to  be  allocated  amongst  the
stockholders    of    GlobalOptions    (the    "GLOBALOPTIONS    Stockholders").
Notwithstanding the foregoing, no fractional shares shall be issued.  Fractional shares of Pubco  Common  Stock to be issued  hereunder  shall be  rounded to the nearest  whole  number  (with  any  fractional  share  greater  than or equal to one-half share being rounded up).

               (b) If,  between the date of this  Agreement  and the exchange of shares pursuant to SECTION 1.9 below, either (i) the outstanding shares of Pubco
Common  Stock shall have been  changed  into a  different  number of shares or a different class by reason of any stock dividend, subdivision,  reclassification, recapitalization,  split,  combination  or  exchange  of shares,  or any similar event, or (ii) the number of outstanding  voting shares of Pubco changes for any reason,  including without  limitation the issuance of additional voting shares, then  the  Exchange  Ratio  shall  be  correspondingly  adjusted  to the  extent necessary.

               (c) If,  between the date of this  Agreement  and the exchange of shares  pursuant  to SECTION  1.9 below,  either (i) the  outstanding  shares of
GlobalOptions  Common  Stock  or the  outstanding  shares  of the  GlobalOptions
Preferred  Stock shall have been changed into a different  number of shares or a different class by reason of any stock dividend, subdivision,  reclassification, recapitalization,  split,  combination  or  exchange  of shares,  or any similar event, or (ii) the number of shares of GlobalOptions  Common Stock issuable upon conversion  of each  share of  GlobalOptions  Preferred  Stock  shall  have been changed pursuant to contract, an anti-dilution adjustment provision contained in
GlobalOptions' certificate of incorporation or otherwise, or (iii) the number of outstanding  shares of  GlobalOptions  Preferred  Stock  changes for any reason,
including,   without   limitation,   the  issuance  of   additional   shares  of
GlobalOptions  Preferred Stock, then the calculation of the Exchange Ratio shall be correspondingly adjusted to the extent necessary.

            Section 1.5 EFFECTS OF THE MERGER. The Merger shall have the effects set  forth in this  Agreement,  the  Certificate  of Merger  and the  applicable provisions of Delaware Law.  Without  limiting the  generality of the foregoing, and subject  thereto,  at the Effective  Time,  all of the  properties,  rights, privileges,  powers and  franchises  of Merger  Sub shall vest in the  Surviving
Corporation,  and all debts,  liabilities  and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            Section 1.6 CONVERSION OF SECURITIES.

               (a) At the Effective  Time,  each  outstanding  option to acquire
GlobalOptions Common Stock  ("GLOBALOPTIONS  STOCK OPTION") shall be adjusted as follows:  At the  Effective  Time,  the  then  outstanding  GlobalOptions  Stock
Options,   whether  vested  or  unvested,  will  be  assumed  by  the  Surviving
Corporation  ("ASSUMED STOCK  OPTIONS").  SCHEDULE  1.6(A) of the  GlobalOptions
Disclosure  Schedule  hereto sets forth a true and complete  list as of the date hereof of all holders of outstanding options to purchase shares of GlobalOptions
Common  Stock,  including  the number of shares of  GlobalOptions  Common  Stock subject to each such  option,  the  exercise or vesting  schedule,  the exercise price per share and the term of each such option. Each such option so assumed by
Surviving  Corporation  under this  Agreement  shall  continue  to have,  and be subject to, the same terms and  conditions set forth in the  GlobalOptions  2002
Stock  Option  Plan (the  "GLOBALOPTIONS  OPTION  PLAN") and any other  document governing such option  immediately  prior to the Effective Time, except that (a)
such option will be exercisable  for that number of whole shares of Pubco Common
Stock  equal to the  quotient  of the number of shares of  GlobalOptions  Common
Stock that were issuable upon exercise of such option  immediately  prior to the
Effective  Time  divided by 1.7 and  rounded up to the nearest  whole  number of shares of Pubco Common Stock, (b) the per share exercise price for the shares of
Pubco Common Stock  issuable upon exercise of such assumed  option will be equal to the  product  determined  by  multiplying  the  exercise  price  per share of
GlobalOptions  Common  Stock at which such  option was  exercisable  immediately prior to the Effective Time by 1.7, rounded down to the nearest whole tenth of a cent and (c) any restriction on the exercisability of such  GlobalOptions  Stock
Option shall  continue in full force and effect,  and the term,  exercisability, vesting schedule and other provisions of such  GlobalOptions  Stock Option shall remain unchanged. Consistent with the terms of the GlobalOptions Option Plan and the documents governing the outstanding  options,  the Merger will not terminate any of the outstanding options under the GlobalOptions Option Plan or accelerate the  exercisability  or  vesting of such  options or the shares of Pubco  Common
Stock which will be subject to those  options upon the  Surviving  Corporation's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by the Surviving Corporation following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options  qualified as incentive stock options prior to the Effective
Time and that the requirements  set forth in Section 409A of the Code,  Treasury regulations  and other IRS guidance  promulgated  thereunder  (including  Notice
2005-1)  be  satisfied,  and the  parties  hereto  shall use their  commercially reasonable  efforts to carry out such  intention.  Within 10 business days after the Effective  Time,  the Surviving  Corporation  will issue to each person who, immediately  prior to the Effective Time, was a holder of an outstanding  option under the  GlobalOptions  Option  Plan,  a  document  evidencing  the  foregoing assumption of such option by the Surviving Corporation.

               (b) At the  Effective  Time,  each  outstanding  share of  common stock,  par value $0.01 per share,  of Merger Sub shall, by virtue of the Merger and  without  any action on the part of  GlobalOptions,  Pubco or Merger Sub, be converted  into one fully paid and  non-assessable  share of common stock of the
Surviving Corporation.

            Section 1.7 DIRECTORS AND OFFICERS.

               (a) PUBCO.  As of the  Effective  Time,  each of the officers and directors of Pubco then in office shall resign.  As of the Effective  Time,  the officers and directors of Pubco shall be as set forth on SCHEDULE  1.7(A) of the
GlobalOptions  Disclosure  Schedule,  each of whom shall serve in such  capacity until their respective successors are duly elected or appointed and qualified.

               (b) SURVIVING CORPORATION. As of the Effective Time, the officers and  directors of the  Surviving  Corporation  shall be as set forth on SCHEDULE
1.7(B) of the  GlobalOptions  Disclosure  Schedule,  each of whom shall serve in such capacity  until their  respective  successors are duly elected or appointed and qualified.

            Section 1.8 CERTIFICATE OF INCORPORATION AND BYLAWS.

               (a) PUBCO.

                    (i)  Attached  hereto as EXHIBIT B are amended and  restated
articles  of  incorporation  which shall be in effect  immediately  prior to the
Effective Time.

                    (ii) The amended and restated  articles of  incorporation of
Pubco  attached  hereto as Exhibit B shall remain in full force and effect after the Effective Time; PROVIDED,  HOWEVER, that Article FIRST of the certificate of incorporation of Pubco shall be amended to read in its entirety as follows: "The name of the corporation is GlobalOptions Group, Inc."

                    (iii) The bylaws of Pubco in effect immediately prior to the
Effective Time shall remain in full force and effect after the Effective Time.

               (b) SURVIVING  CORPORATION.  Effective  immediately following the
Merger,  the  certificate of  incorporation  and bylaws of  GlobalOptions  as in effect  immediately  prior to the  Effective  Time shall be the  certificate  of incorporation  and  bylaws  of  the  Surviving  Corporation,  until  amended  in accordance with applicable law.

            Section  1.9  EXCHANGE  OF  SHARES.  At the  Closing  or as  soon as practicable  thereafter,  each GlobalOptions  Stockholder shall deliver to Pubco any certificates  representing  outstanding shares of GlobalOptions Common Stock and GlobalOptions  Preferred Stock that they own  (collectively,  "GLOBALOPTIONS
CERTIFICATES"), duly endorsed in proper form for transfer, and Pubco shall issue to each GlobalOptions Stockholder immediately upon receipt of such GlobalOptions
Certificates,  certificates representing the applicable Merger Shares into which the shares represented by the GlobalOptions Certificates were converted pursuant to SECTION 1.4 hereof and all  GlobalOptions  Certificates so surrendered  shall subsequently be cancelled.  Pending surrender of the GlobalOptions  Certificates accompanied by a letter of transmittal,  each such  certificate  shall be deemed for all  corporate  purposes  to  evidence  the  Merger  Shares  into which such certificate shall have been converted in the Merger.

            Section 1.10 LOST  CERTIFICATES.  If any GlobalOptions  Certificates
shall have been lost,  stolen or  destroyed,  upon the making of an affidavit of that  fact by the  Person  claiming  such  Certificate  to be  lost,  stolen  or destroyed  and, if required by the  Surviving  Corporation,  the posting by such
Person of a bond in such  reasonable  amount as the  Surviving  Corporation  may direct as  indemnity  by such Person  against any claim that may be made against the Surviving  Corporation with respect to such Certificate,  Pubco will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger
Shares with  respect to the  GlobalOptions  Common  Stock  formerly  represented thereby and any unpaid dividends and other distributions  deliverable in respect thereof, pursuant to this Agreement.

            Section 1.11 TAX CONSEQUENCES.  It is intended by the parties hereto that the Merger shall constitute a reorganization  within the meaning of Section
368(a) of the Code.  Each party  hereto  shall use its  commercially  reasonable efforts to cause the Merger to be so  qualified,  shall report the  transactions contemplated by this Agreement in a manner  consistent with such  reorganization treatment  and  will not take any  position  inconsistent  therewith  in any Tax
Return (as hereinafter defined),  refund claim, litigation or otherwise,  unless required to do so by law.

            Section  1.12 STOCK  TRANSFER  BOOKS.  The stock  transfer  books of
GlobalOptions  shall be closed  immediately  upon the  Effective  Time and there shall be no  further  registration  of  transfers  of shares  thereafter  on the records of  GlobalOptions.  On or after the Effective  Time,  any  GlobalOptions
Certificates  presented  to Pubco for any  reason  shall be  converted  into the
Merger  Shares  with  respect  to  the  shares  formerly   represented  by  such
Certificates  and any  unpaid  dividends  or other  distributions  to which  the holders thereof are entitled.

            Section 1.13 NO FURTHER  RIGHTS.  At and after the  Effective  Time, holders  of  GlobalOptions  Certificates  shall  cease  to have  any  rights  as stockholders  of the Surviving  Corporation,  except for the rights to surrender such  certificates  in exchange  for the Merger  Shares  pursuant to SECTION 1.9 hereof.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF GLOBALOPTIONS

            Except as set forth on the Schedule  delivered by  GlobalOptions  to
Pubco,  Merger Sub and the Placement  Agent in connection with the execution and
delivery  of  this  Agreement   (the   "GLOBALOPTIONS   DISCLOSURE   SCHEDULE"),
GlobalOptions  hereby  represents  and  warrants  to Pubco,  Merger  Sub and the
Placement Agent as follows:

            Section 2.1 ORGANIZATION; QUALIFICATION.

               (a)  GlobalOptions  is  a  corporation  duly  organized,  validly existing  and in good  standing  under the laws of the State of Delaware and has the corporate  power and  authority  required for it to own its  properties  and assets and to carry on its business as it is now being conducted.  GlobalOptions is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its  properties  or the conduct of its business  requires such  qualification,  except  for  jurisdictions  in which the  failure to be so qualified or in good standing would not,  individually  or in the aggregate,  be reasonably likely to have a Material Adverse Effect on GlobalOptions. As used in this  Agreement,  "MATERIAL  ADVERSE  EFFECT" means any change,  effect,  event, occurrence, state of facts or developments that (i) materially adversely affects the assets, liabilities,  business, results of operations,  condition (financial or otherwise) or prospects of a party and its subsidiaries, taken as a whole, or
(ii)  adversely  affects or delays the ability of such party to  consummate  the transactions contemplated by this Agreement or otherwise prevent such party from performing its obligations hereunder.  GlobalOptions has made available to Pubco copies of its  certificate  of  incorporation  and  bylaws.  Such copies of each
GlobalOptions'  certificate of incorporation and bylaws are complete and correct and in full force and effect,  and  GlobalOptions  is not in violation of any of the provisions of its certificate of incorporation or bylaws.

            Section 2.2 CAPITAL STOCK; SUBSIDIARIES.

               (a) SCHEDULE 2.2(A) of the GlobalOptions Disclosure Schedule sets forth as of June 24, 2005: (i) the number of authorized  shares of each class or series of  capital  stock of  GlobalOptions;  (ii) the  number of shares of each class or  series  of  capital  stock  of  GlobalOptions  which  are  issued  and outstanding; (iii) the number of shares of each class or series of capital stock which are held in the  treasury of  GlobalOptions;  (iv) the number of shares of each class or series of capital  stock of  GlobalOptions  which are reserved for issuance  (except for shares  reserved for issuance  under stock option plans or other benefit plans),  indicating each specific reservation;  and (v) the number of shares of each class or series of capital  stock of  GlobalOptions  which are subject to stock  options or other rights to purchase or receive  capital  stock granted under  GlobalOptions' stock option plan or other stock based employee or non-employee  director benefit plans,  indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof.

               (b) All the outstanding  shares of capital stock of GlobalOptions are duly authorized, validly issued, fully paid and non-assessable and issued in compliance with all applicable U.S. state and federal securities laws. Except as set forth in SCHEDULE 2.2(B) of the GlobalOptions Disclosure Schedule, (i) as of
the date of this  Agreement  there are no  authorized  or  outstanding  options,

warrants, calls, preemptive rights,  subscriptions or other rights,  agreements, arrangements or commitments of any character  relating to the issued or unissued capital stock of GlobalOptions,  obligating  GlobalOptions to issue, transfer or sell or cause to be issued,  transferred  or sold any shares of capital stock or other  equity  interest  in  GlobalOptions  or  securities  convertible  into or exchangeable for such shares or equity interests, or obligating GlobalOptions to grant,  extend or enter into any such option,  warrant,  call,  subscription  or other right, agreement, arrangement or commitment, (ii) there are no outstanding contractual  obligations of  GlobalOptions  to  repurchase,  redeem or otherwise acquire any shares of capital stock of GlobalOptions or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity,  and (iii) there are no stockholder  agreements,  voting trusts or other  agreements  to  which  GlobalOptions  is a party  or to which it is bound relating to the voting of any shares of the capital stock of GlobalOptions.

               (c)  GlobalOptions  is not in violation  of, nor has it violated, any federal or state securities laws in connection with any transaction relating to GlobalOptions,  including without  limitation,  the acquisition of any stock, business  or assets of any third party or the  issuance of any capital  stock of
GlobalOptions.

               (d)  GlobalOptions  does not have  any  subsidiaries  nor does it presently own or control,  directly or  indirectly,  any equity  interest in any other corporation,  partnership, limited liability company, association or other business entity.

            Section  2.3  CORPORATE  AUTHORITY  RELATIVE TO THIS  AGREEMENT;  NO
VIOLATION.

               (a)  GlobalOptions has the corporate power and authority to enter into this Agreement and to carry out its  obligations  hereunder.  The execution and  delivery  of  this  Agreement  and  the  consummation  of the  transactions contemplated  hereby  have  been  duly and  validly  authorized  by the Board of
Directors of  GlobalOptions  and the requisite  approval of the  stockholders of
GlobalOptions  (the  "GLOBALOPTIONS  STOCKHOLDER  APPROVAL") and, except for the filing of the Certificate of Merger, no other corporate  proceedings on the part of GlobalOptions are necessary to authorize the consummation of the transactions contemplated  hereby.  This  Agreement  has been duly and validly  executed  and delivered by GlobalOptions and, assuming this Agreement  constitutes a valid and binding  agreement  of Pubco and Merger  Sub,  constitutes  a valid and  binding agreement of GlobalOptions, enforceable against GlobalOptions in accordance with its terms,  except as  enforceability  thereof may be limited by (i)  bankruptcy laws and other  similar  laws  affecting  creditors'  rights  generally  or (ii)
general principles of equity.

               (b)  Except  as may  be  required  under,  and  other  applicable requirements of, the Securities Act of 1933, as amended (the "SECURITIES  ACT"), the Securities  Exchange Act of 1934, as amended (the "EXCHANGE  ACT"),  and the rules and regulations promulgated thereunder, state securities or blue sky laws, and the filing of the  Certificate  of Merger under  Delaware  Law,  none of the execution,  delivery or  performance  of this  Agreement by  GlobalOptions,  the consummation  by  GlobalOptions  of  the  transactions  contemplated  hereby  or compliance by GlobalOptions  with any of the provisions hereof will (i) conflict
with  or  result  in  any  breach  of  any  provision  of  the   certificate  of
incorporation, bylaws or similar organizational documents of GlobalOptions, (ii)
require any filing with, or permit,  authorization,  consent or approval of, any federal,  regional, state or local court, arbitrator,  tribunal,  administrative agency or  commission or other  governmental  or other  regulatory  authority or agency,  whether U.S. or foreign (a  "GOVERNMENTAL  ENTITY"),  (iii) result in a violation  or breach of, or  constitute  (with or without due notice or lapse of time or both) a default  (or give rise to any right of  termination,  amendment, cancellation or acceleration) under, any of the terms,  conditions or provisions of any note, bond, mortgage,  indenture, lease, license, contract,  agreement or other instrument or obligation to which GlobalOptions is a party or by which any of them or any of their  properties or assets may be bound,  or (iv) violate any order, writ, injunction,  decree,  judgment,  permit, license,  ordinance,  law, statute,  rule or regulation  ("LAW")  applicable to GlobalOptions or any of its properties or assets,  excluding from the foregoing clauses (ii), (iii) and (iv)
such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not,  individually or in the aggregate,  reasonably likely to have a Material Adverse Effect on GlobalOptions.

            Section 2.4  FINANCIAL  STATEMENTS.  GlobalOptions  has delivered to
Pubco copies of its audited balance sheet for the fiscal year ended December 31,
2003 and its  unaudited  balance  sheet for the fiscal year ended  December  31,
2004, together with the related statements of income,  stockholders'  equity and changes in cash flow for such  fiscal  years  (audited),  and the notes  thereto
(such  financial  statements  being  hereinafter  referred to as the  "FINANCIAL
Statements").  The Financial  Statements,  including the notes thereto, (i) were prepared in accordance  with GAAP throughout the periods  covered  thereby,  and
(ii) present fairly in all material respects the financial position,  results of operations  and changes in cash flow of  GlobalOptions  as of such dates and for the periods then ended.

            Section  2.5  NO  UNDISCLOSED  LIABILITIES.   GlobalOptions  has  no
liabilities or  obligations of any nature  required to be set forth on a balance sheet of  GlobalOptions  under  GAAP,  whether  or not  accrued,  contingent  or otherwise, and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or obligation,  except (a)
liabilities  or  obligations  reflected  in  the  Financial  Statements  or  (b)
liabilities  and  obligations  which are not,  individually or in the aggregate, reasonably expected to have a Material Adverse Effect on GlobalOptions.

            Section  2.6  NO  DEFAULT;  COMPLIANCE  WITH  APPLICABLE  LAWS.  The
ownership and operation of the  businesses of  GlobalOptions  is not in conflict with, or in default or violation of, any term, condition or provision of (i) its certificate of incorporation or bylaws or similar organizational documents, (ii)
any  GlobalOptions   Material   Contracts  (as  defined  in  SECTION  2.17),  as
applicable,  or (iii)  any  federal,  state,  local  or  foreign  statute,  Law, concession,  grant,  franchise,  Permit (as  defined  in  SECTION  2.9) or other governmental  authorization or approval  applicable to GlobalOptions,  excluding from the foregoing  clauses (ii) and (iii),  defaults or violations  which would not, either  individually or in the aggregate,  reasonably be expected to have a
Material Adverse Effect on GlobalOptions.

            Section 2.7 ENVIRONMENTAL MATTERS.

               (a)   GlobalOptions   has   obtained   all   licenses,   permits,
authorizations,  approvals and consents  from  Governmental  Entities  which are required under any applicable Environmental Law and necessary for it to carry on its business or operations as now conducted  ("ENVIRONMENTAL  PERMITS"),  except for such failures to have  Environmental  Permits which,  individually or in the aggregate,  are not  reasonably  expected to have a Material  Adverse  Effect on
GlobalOptions.  Each of such Environmental  Permits is in full force and effect, and  GlobalOptions  is in compliance  with the terms and  conditions of all such
Environmental  Permits and with all applicable  Environmental  Laws,  except for such  failures  to be in full  force and  effect or to be in  compliance  which, individually or in the aggregate,  are not reasonably  likely to have a Material
Adverse Effect on GlobalOptions.

               (b)  There  are  no  Environmental  Claims  pending,  or  to  the knowledge  of  GlobalOptions,  threatened,  against  GlobalOptions,  or,  to the
knowledge  of   GlobalOptions,   any  Person  whose   liability   for  any  such
Environmental  Claim  GlobalOptions  has or may have retained or assumed  either contractually  or  by  operation  of  law  for  which  reserves  have  not  been established in accordance  with GAAP,  that,  individually  or in the aggregate, would have a Material Adverse Effect on GlobalOptions.

               (c)  There   are  no  past  or   present   actions,   activities,
circumstances,  conditions, events or incidents,  including, without limitation, the release,  threatened  release or presence of any  Hazardous  Material,  that would form the basis of any Environmental  Claim against  GlobalOptions,  or for which GlobalOptions is liable,  except for such liabilities which,  individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on GlobalOptions.

               (d) As used in this Agreement:  (i)  "ENVIRONMENTAL  CLAIM" means any claim,  action,  lawsuit or  proceeding  by any Person which seeks to impose liability  (including,  without limitation,  liability for investigatory  costs, cleanup costs, governmental response costs, natural resources, damages, property damages,  Personal injuries or penalties)  arising out of, based on or resulting from (A) the  presence,  or  release or  threatened  release,  of any  Hazardous
Materials at any location, whether or not owned or operated by GlobalOptions, or
(B) circumstances which would give rise to any violation,  or alleged violation, of any Environmental Law; (ii) "ENVIRONMENTAL LAW" means any law or order of any
Governmental  Entity  relating  to  (A)  the  generation,   treatment,  storage,
disposal, use, handling, manufacturing,  transportation or shipment of Hazardous
Materials,  or (B) the  environment  or to  emissions,  discharges,  releases or threatened  releases of  Hazardous  Materials  into the  environment;  and (iii)
"HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials  or  friable  asbestos;  (B)  any  chemicals  or  other  materials  or substances  which are now defined as or included in the definition of "hazardous substances,"  "hazardous wastes," "hazardous  materials,"  "extremely  hazardous
wastes,"   "restricted   hazardous   wastes,"  "toxic   substances,"  or  "toxic
pollutants" under any Environmental Law; and (C) pesticides.

            Section 2.8 LITIGATION.  There is no suit, claim, action, proceeding or investigation  pending or, to GlobalOptions'  knowledge,  threatened  against
GlobalOptions  or any of its  assets  or  properties  which (a) has had or could reasonably be expected to have,  individually  or in the  aggregate,  a Material
Adverse Effect on GlobalOptions, or (b) questions the validity of this Agreement or any action to be taken by  GlobalOptions  in connection with the consummation of the  transactions  contemplated  hereby.  GlobalOptions is not subject to any outstanding order, writ,  injunction or decree which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GlobalOptions.  There is no action, suit, proceeding or investigation pending or, to  GlobalOptions'  knowledge,  threatened  against  any  current  or former officer, director,  employee,  consultant,  contractor or agent of GlobalOptions
(in his or her  capacity  as  such)  which  gives  rise or could  reasonably  be expected to give rise to a claim for  contribution  or  indemnification  against
GlobalOptions.

            Section 2.9 PERMITS. GlobalOptions holds, and has at all times held, all permits,  licenses,  variances,  exemptions,  orders,  and  approvals of all
Governmental  Entities  necessary  for the lawful  conduct of its business  (the
"PERMITS"), except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on GlobalOptions. GlobalOptions is in
material  compliance with the terms of GlobalOptions'  Permits. No investigation or review by any Governmental  Entity in respect of GlobalOptions is pending or, to GlobalOptions' knowledge,  threatened,  nor has GlobalOptions received notice from any Governmental Entity of its intention to conduct the same.

            Section 2.10 EMPLOYEE PLANS.

               (a) SCHEDULE  2.10(A) of the  GlobalOptions  Disclosure  Schedule
sets forth a true, correct and complete list of:

                    (i) all "employee benefit plans," as defined in Section 3(3)
of the Employee  Retirement  Income Security Act of 1974, as amended  ("ERISA"), which  GlobalOptions  has any  obligation or liability,  contingent or otherwise
(the "BENEFIT PLANS");

                    (ii)  all  key  employees,   consultants   and   independent
contractors of GlobalOptions; and

                    (iii)  all  employment,   consulting,   termination,  profit
sharing,    severance,   change   of   control,   individual   compensation   or
indemnification  agreements,  and all  bonus  or other  incentive  compensation, deferred compensation, salary continuation,  disability, severance, stock award, stock option, stock purchase,  educational  assistance,  legal assistance,  club
membership,   employee  discount,   employee  loan,  credit  union  or  vacation
agreements,   policies  or  arrangements  under  which   GlobalOptions  has  any
obligation or liability  (contingent  or otherwise) in respect of any current or
former   officer,   director,   key   employee,   consultant  or  contractor  of
GlobalOptions (the "EMPLOYEE ARRANGEMENTS").

Benefit  Plans and  Employee  Arrangements  which  cover  current  or former key
employees,   consultants,   contractors,   officers,   or  directors  (or  their
equivalent) of  GlobalOptions  are separately  identified on SCHEDULE 2.10(A) of the GlobalOptions Disclosure Schedule.

               (b) In respect of each Benefit Plan and Employee  Arrangement  of
GlobalOptions,  a complete and correct copy of each of the  following  documents
(if  applicable)  has been  delivered  to Pubco:  (i) the most  recent  plan and related  trust  documents,  and all  amendments  thereto;  (ii) the most  recent summary plan description,  and all related  summaries of material  modifications thereto; (iii) the most recent Form 5500 (including, schedules and attachments);
(iv) the most recent Internal Revenue Service ("IRS") determination,  opinion or notification  letter; (v) each of the stock option grant agreements used to make grants under GlobalOptions'  Option Plans, and all amendments thereto; (vi) each written  employment,  consulting or individual  severance or other  compensation

                                       10

agreement,  and all  amendments  thereto;  and (vii) the most  recent  actuarial reports (including for purposes of Financial  Accounting  Standards Board report nos. 87, 106 and 112).

               (c) None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA,  constitutes  a defined  benefit  retirement  plan or is a multi-employer  plan described in Section 3(37) of ERISA, and GlobalOptions does not have any obligation or liability (contingent or otherwise) in respect of any such  plans.  GlobalOptions  is not a member of a group of trades or  businesses under common control or treated as a single employer  pursuant to Section 414 of the Code.

               (d) The  Benefit  Plans  and their  related  trusts  intended  to qualify  under  Sections 401 and 501(a) of the Code,  respectively,  have either received a favorable determination,  opinion or notification letter from the IRS with  respect to each such  Benefit  Plan as to its  qualified  status under the
Code, or has remaining a period of time under applicable Treasury regulations or
IRS  pronouncements  in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plans. Any voluntary  employee benefit  association  which provides
benefits   to  current  or  former   employees   of   GlobalOptions,   or  their
beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

               (e) All  contributions  or other  payments  required to have been made by  GlobalOptions  to or under any Benefit Plan or Employee  Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

               (f)  The  Benefit  Plans  and  Employee  Arrangements  have  been maintained and  administered  in all material  respects in accordance with their terms and  applicable  Laws.  In  particular,  no  individual  who has performed services for  GlobalOptions has been improperly  excluded from  participation in any Benefit Plan or Employee Arrangement.

               (g)  There  are  no  pending  or,  to  GlobalOptions'  knowledge, threatened  actions,  claims, or proceedings  against or relating to any Benefit
Plan or Employee  Arrangement  (other  than  routine  benefit  claims by Persons entitled to benefits thereunder), and, to the knowledge of GlobalOptions,  there are no  facts  or  circumstances  which  could  form  the  basis  for any of the foregoing.

               (h)  GlobalOptions  does  not have any  obligation  or  liability
(contingent  or otherwise) to provide  post-retirement  life insurance or health
benefits  coverage  for  current  or  former  officers,  directors,   employees,
consultants or contractors of GlobalOptions  except (i) as may be required under
Part 6 of  Title I of  ERISA  at the  sole  expense  of the  participant  or the participant's  beneficiary,  (ii) a medical expense  reimbursement  account plan pursuant  to  Section  125 of the  Code,  or (iii)  through  the last day of the
calendar   month  in  which   the   participant   terminates   employment   with
GlobalOptions.

               (i)  None  of  the  assets  of  any  Benefit  Plan  is  stock  of
GlobalOptions  or any of its affiliates,  or property leased to or jointly owned by GlobalOptions or any of its affiliates.

                                       11

               (j) Neither the execution and delivery of this  Agreement nor the consummation  of the  transactions  contemplated  hereby  will (i) result in any payment becoming due to any employee, consultant or contractor (current, former, or retired) of GlobalOptions,  (ii) increase any benefits under any Benefit Plan or  Employee  Arrangement  or (iii)  result in the  acceleration  of the time of payment of, vesting of, or other rights in respect of any such benefits  (except as which may be required by the partial or full  termination of any Benefit Plan intended to be qualified under Section 401 of the Code).

            Section 2.11 LABOR MATTERS.

               (a)  GlobalOptions  is not a party  to any  labor  or  collective bargaining  agreement,  and no employees of GlobalOptions are represented by any labor  organization.  Within  the  preceding  three  years,  there  have been no
representation   or   certification   proceedings,   or   petitions   seeking  a
representation proceeding,  pending or, to GlobalOptions' knowledge,  threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations  tribunal or authority.  Within the preceding three years, to GlobalOptions' knowledge,  there have been no organizing activities involving
GlobalOptions in respect of any group of employees of GlobalOptions.

               (b) There are no strikes,  work stoppages,  slowdowns,  lockouts, material  arbitrations  or material  grievances or other material labor disputes pending or, to the knowledge of GlobalOptions,  threatened  against or involving
GlobalOptions.  There  are no  unfair  labor  practice  charges,  grievances  or complaints pending or, to GlobalOptions'  knowledge,  threatened by or on behalf of any employee or group of employees of GlobalOptions  and, to the knowledge of
GlobalOptions,  there are no facts or  circumstances  which could form the basis for any of the foregoing.

               (c)  There  are  no   complaints,   charges  or  claims   against
GlobalOptions pending or, to GlobalOptions' knowledge,  threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection  with,  or otherwise  relating to the  employment or  termination  of employment  of  any  individual  by  GlobalOptions,  and,  to the  knowledge  of
GlobalOptions,  there are no facts or  circumstances  which could form the basis for any of the foregoing.

            Section 2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Except as set forth in SCHEDULE 2.12 of the GlobalOptions Disclosure
Schedule,  since  January 1, 2005 (i) the  business  of  GlobalOptions  has been conducted in all material  respects in the ordinary course  consistent with past practice and (ii) there has not been:

               (a)  a  material  adverse  change  in  the  assets,  liabilities, business, results of operations, condition (financial or otherwise) or prospects of GlobalOptions, or any event, occurrence or development which has had or could reasonably be expected to have,  individually  or in the  aggregate,  a Material
Adverse Effect on GlobalOptions;

               (b) any declaration,  setting aside or payment of any dividend or other  distribution in respect of any shares of capital stock of  GlobalOptions, or any repurchase,  redemption or other  acquisition by  GlobalOptions of any of its securities;

                                       12

               (c)  any  incurrence  or  assumption  by   GlobalOptions  of  any
indebtedness  for borrowed money (or any renewals,  replacements,  or extensions that increase the aggregate  commitments  thereunder) except (i) in the ordinary and usual course of business consistent with past practice or (ii) in connection with any capital  expenditure  permitted by SECTION 3.1, or (iii) any guarantee, endorsement,  or other incurrence or assumption of liability  (whether directly, contingently  or otherwise) by  GlobalOptions  for the  obligations of any other
Person;

               (d) any creation or assumption by  GlobalOptions  of any material
Lien on any  material  asset of  GlobalOptions  other than  Permitted  Liens (as defined in SECTION 8.12);

               (e) any making of any loan, advance or capital contribution to or investment  in any  Person by  GlobalOptions  other than  loans or  advances  to employees,  contractors or consultants of GlobalOptions made in the ordinary and usual course of business consistent with past practice;

               (f) (i) any contract or agreement  entered into by  GlobalOptions on or  prior  to the  date  hereof  relating  to  any  material  acquisition  or disposition  of any  assets or  business  or (ii) any  modification,  amendment, assignment,  termination or  relinquishment  by  GlobalOptions  of any contract, license  or  other  right  (including  any  insurance  policy  naming  it  as  a beneficiary or a loss payable  payee) that does or would  reasonably be expected to  have,  individually  or in the  aggregate,  a  Material  Adverse  Effect  on
GlobalOptions, other than those contemplated by this Agreement;

               (g) any (i)  grant of any  severance  or  termination  pay to any director,  officer,  employee,  consultant or contractor of GlobalOptions;  (ii)
entering  into  of  any  employment,  deferred  compensation  or  other  similar agreement (or any amendment to any such existing  agreement)  with any director, officer, employee, consultant or contractor of GlobalOptions;  (iii) increase in benefits  payable under any existing  severance or  termination  pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable  to  directors,  officers,  employees,  consultants  or  contractors  of
GlobalOptions  other than, in the case of clause (iv) only,  increases  prior to the date hereof in  compensation,  bonus or other benefits payable to employees, consultants or contractors of  GlobalOptions in the ordinary and usual course of business  consistent  with past  practice  or merit  increases  in  salaries  of employees,  consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

               (h)  any  adoption,  entering  into,  amendment,   alteration  or
termination  of  (partially  or   completely)   any  Benefit  Plan  or  Employee
Arrangement,  except as contemplated by this Agreement or to the extent required by applicable Law;

               (i) any (i) making or revoking of any material  election relating to Taxes (as hereinafter defined), (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding,  arbitration,  investigation, audit or  controversy  relating to Taxes,  or (iii) change to any material  methods of reporting income or deductions for federal income tax purposes;

               (j) any capital  expenditures  in excess of $10,000  individually and in excess of $25,000 in the aggregate;

                                       13

               (k) any  lease,  license  or grant to any Person of any rights in any of GlobalOptions' assets or properties;

               (l) any amendment of the certificate of  incorporation  or bylaws of GlobalOptions;

               (m) any  sufferance of any material  damage,  destruction or loss
(whether or not covered by insurance) to any material assets of GlobalOptions;

               (n) any  strike,  slowdown or demand for  recognition  by a labor organization by or with respect to any of the employees of GlobalOptions;

               (o) any issuance,  or authorization  for issuance,  of any equity securities of GlobalOptions, except as otherwise provided in the Agreement; and

               (p) any  resignation  or  termination  of  employment  of any key officer, consultant or employee of GlobalOptions.

            Section 2.13 TAX MATTERS.

               (a) For purposes of this Agreement: (i) "TAXES" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest,  penalties,  additions to tax and additional  amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other  charges on or with  respect to income,  franchises,  windfall or other profits,  gross receipts,  property,  sales, use, capital stock,  payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise,  withholding,  ad valorem  or value  added,  and (ii) "TAX  RETURN"  means any  return,  report or similar  statement  (including  attached  schedules)  required  to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

               (b) All federal, state, local and foreign Tax Returns required to be  filed  by or on  behalf  of  GlobalOptions,  or each  affiliated,  combined, consolidated or unitary group of which GlobalOptions is a member (an "AFFILIATED
GROUP") have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired,  and all such filed
Tax Returns are complete  and accurate  except to the extent any failure to file or any  inaccuracies  in filed Tax  Returns  would not,  individually  or in the
aggregate,   be  reasonably   likely  to  have  a  Material  Adverse  Effect  on
GlobalOptions.  All Taxes due and owing by  GlobalOptions  or any  GlobalOptions
Affiliated  Group,  including  estimates and withheld Taxes,  have been paid, or adequately reserved in accordance with GAAP, except to the extent any failure to pay or reserve for would not,  individually  or in the aggregate,  be reasonably likely to have a Material Adverse Effect on GlobalOptions.  There is no audit or examination  in  process or pending  and there has been no  notification  of any request for such audit or other  examination and there is no deficiency,  refund litigation,  proposed  adjustment or matter in  controversy  with respect to any
Taxes due and owing by GlobalOptions or any GlobalOptions Affiliated Group which if determined adversely would,  individually or in the aggregate,  be reasonably likely to have a Material Adverse Effect on  GlobalOptions.  All assessments for
Taxes due and owing by GlobalOptions or any GlobalOptions  Affiliated Group with

                                       14

respect to completed and settled  examinations or concluded litigation have been paid,  except to the extent that any failures to pay would not,  individually or in the  aggregate,  be reasonably  likely to have a Material  Adverse  Effect on
GlobalOptions.

               (c) GlobalOptions has not (i) entered into a closing agreement or
other  similar   agreement  with  a  taxing  authority   relating  to  Taxes  of
GlobalOptions  or any  GlobalOptions  Affiliated Group with respect to a taxable period for which the statute of  limitations is still open, or (ii) with respect to U.S.  federal income Taxes,  granted any waiver of any statute of limitations with respect to, or any extension of a period for the  assessment of, any income
Tax, in either case, that is still  outstanding.  There are no Liens relating to
Taxes upon the assets of  GlobalOptions  or any  GlobalOptions  Affiliated Group
other  than  Liens  relating  to Taxes not yet due and  Liens  that  would  not,
individually   or  in  the  aggregate,   have  a  Material   Adverse  Effect  on
GlobalOptions. Neither GlobalOptions nor any GlobalOptions Affiliated Group is a
party to or is bound by any Tax sharing agreement,  Tax indemnity  obligation or similar  agreement in respect of Taxes  (other than with  respect to  agreements solely between or among members of the consolidated group of which GlobalOptions is the common parent and agreements and obligations that would not, individually or in the aggregate, have a Material Adverse Effect on GlobalOptions).

               (d) Neither GlobalOptions nor any GlobalOptions  Affiliated Group
has taken any action or knows of any fact, agreement, plan or other circumstance
that  is  reasonably   likely  to  prevent  the  Merger  from  qualifying  as  a
reorganization within the meaning of Section 368(a) of the Code.

               (e)  Except as set forth on  SCHEDULE  2.13 of the  GlobalOptions
Disclosure  Schedule,  each Tax Return of  GlobalOptions or any Affiliated Group for which an accurate  copy of the actual Tax Return has been made  available by
GlobalOptions  to Pubco on or before  the date  hereof  has been  filed with the relevant taxing authority.

               (f) Neither  GlobalOptions nor any Affiliated Group has requested or received  any private  letter  ruling from the  Internal  Revenue  Service or comparable rulings from other taxing authorities.

               (g) Neither  GlobalOptions nor any member of any Affiliated Group
has   constituted   either  a   "distributing   corporation"  or  a  "controlled
corporation"  (within  the  meaning  of Section  355(a)(1)(A)  of the Code) in a distribution  of stock  (to any  Person  or  entity  that is not a member of any
Affiliated  Group)  qualifying for tax-free  treatment  under Section 355 of the
Code (i)  within  the  two-year  period  ending on the date  hereof or (ii) in a distribution  which could  otherwise  constitute  part of a "plan" or "series of related  transactions"  (within  the  meaning of Section  355(e) of the Code) in conjunction with the Merger.

               (h) Neither  GlobalOptions nor any member of any Affiliated Group has any  employment,  severance or termination  agreements,  other  compensation arrangements, or Benefit Plans currently in effect which provide for the payment of any amount  (whether in cash or property  or the  vesting of  property)  as a
result  of  any  of  the  transactions   contemplated  by  this  Agreement  that
individually  or  collectively  (either  alone  or upon  the  occurrence  of any

                                       15

additional  or  subsequent  event),  could  give  rise  to a  payment  which  is nondeductible by reason of Section 280G of the Code.

               (i) Neither  GlobalOptions nor any member of any Affiliated Group has filed any consent  agreement  under Section  341(f) of the Code or agreed to
have  Section   341(f)(4)   applied  to  any  disposition  of  assets  owned  by
GlobalOptions or any Affiliated Group.

               (j) Neither  GlobalOptions nor any member of any Affiliated Group has been at any time a United States Real Property  Holding  Corporation  within the meaning of Section 897(c)(2) of the Code.

            Section 2.14 ABSENCE OF QUESTIONABLE PAYMENTS. Neither GlobalOptions
nor, to  GlobalOptions'  knowledge,  any  director,  officer,  agent,  employee, consultant,  contractor or other Person acting on behalf of  GlobalOptions,  has used any corporate or other funds for unlawful contributions,  payments,  gifts, or  entertainment,  or made any  unlawful  expenditures  relating  to  political activity to government  officials or others or  established  or  maintained  any unlawful or unrecorded  funds in violation of the Foreign Corrupt  Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither GlobalOptions nor, to  GlobalOptions'  knowledge,  any  director,  officer,  agent,  employee, consultant,  contractor or other Person acting on behalf of  GlobalOptions,  has
accepted  or  received   any   unlawful   contributions,   payments,   gifts  or
expenditures.

            Section 2.15 TITLE AND RELATED MATTERS.  GlobalOptions  has good and valid title to, or a valid  leasehold  or  contractual  interest  in, all of the properties  and assets  reflected in the latest  balance  sheet  included in the
Financial  Statements or acquired after the date thereof  (except for properties or assets sold or otherwise disposed of since the date thereof),  free and clear of all Liens,  other  than  statutory  Liens  securing  payments  not yet due or delinquent  or the  validity  of  which  is  being  contested  in good  faith by appropriate proceedings,  and such imperfections or irregularities in title that do not  materially  and  adversely  affect the current use of the  properties or assets subject thereto or affected  thereby,  affect the ability to convey title thereto  or  otherwise  materially  impair  the  business  operations  currently conducted  at such  properties.  As of the  date  hereof,  SCHEDULE  2.15 of the
GlobalOptions  Disclosure  Schedule  contains a complete and correct list of all real  property  owned or leased  by  GlobalOptions,  copies  of which  have been delivered or made available to the other party,  and a complete and correct list of each title insurance  policy  insuring title to any of such real  properties.
All rents and mortgages due have been paid.

            Section 2.16 MATERIAL CONTRACTS.

               (a) SCHEDULE 2.16(A)(I) of the GlobalOptions  Disclosure Schedule
sets forth a list of all agreements  GlobalOptions  would be required to file as material  contracts under Item  601(b)(10) of Regulation S-K were  GlobalOptions subject to the Exchange Act and the  disclosure  requirements  of Regulation S-B
(the "GLOBALOPTIONS MATERIAL CONTRACTS"). GlobalOptions has heretofore delivered to Pubco  true,  correct  and  complete  copies  of all  GlobalOptions  Material
Contracts.  Except as set forth on  SCHEDULE  2.16(A)(II)  of the  GlobalOptions
Disclosure Schedule,  GlobalOptions is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such  Person  would be entitled to receive  any  additional  compensation  or an accelerated  payment  of  compensation  as a result of the  consummation  of the transactions contemplated hereby.

                                       16

               (b) Each of the GlobalOptions  Material Contracts constitutes the valid and legally binding obligation of GlobalOptions, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (A)
bankruptcy laws and other similar laws affecting creditors' rights generally and
(B) general  principles of equity.  GlobalOptions is not in breach or default in any material respects of any provisions of any  GlobalOptions  Material Contract and, to  GlobalOptions'  knowledge,  no event has occurred  which with notice or lapse of time would  constitute a material breach or default by GlobalOptions or permit  termination,  modification  or acceleration  thereunder,  and which with respect to each of the  foregoing,  could not be timely cured by  GlobalOptions.
GlobalOptions  does not have any knowledge of any termination or material breach or  anticipated  termination  or  material  breach by the other  parties  to any
GlobalOptions Material Contract or commitment to which it is a party or to which any of its assets are subject.

               (c) No party to any  GlobalOptions  Material  Contract  has given notice to GlobalOptions  of or made a claim against  GlobalOptions in respect of any breach or default thereunder.

               (d)  No  terms  and  conditions  of  any  GlobalOptions  Material
Contract or other  arrangement or understanding  between  GlobalOptions  and any other  Person  in  effect  on the  date  of this  Agreement  prevent,  delay  or materially restrict GlobalOptions' ability to deploy any material portion of its assets  or  resources  as it deems  appropriate,  and after  the  Closing  shall prevent,  delay or  materially  restrict  GlobalOptions'  ability  to deploy any material portion of its assets or resources as it deems appropriate.

            Section  2.17   INSURANCE.   SCHEDULE  2.17  of  the   GlobalOptions
Disclosure  Schedule  sets  forth a true and  complete  list and  brief  summary description  (including  information  on  the  premiums  payable  in  connection therewith,  the scope and amount of the coverage  provided  thereunder,  and the expiration  dates) of directors  and officers  liability  and general  liability insurance policies  maintained by GlobalOptions.  Such policies have been issued by insurers which, to  GlobalOptions'  knowledge,  are reputable and financially sound and provide  coverage for the operations  conducted by  GlobalOptions of a scope and coverage  consistent with customary  industry  practice.  Complete and correct  copies of each such  policy have been  delivered  by  GlobalOptions  to
Pubco.  All  such  policies  are in full  force  and  effect  and no  notice  of cancellation  has been given with respect to any such  policy.  All premiums due thereon have been paid in a timely  manner.  There are no pending  claims or, to the knowledge of GlobalOptions,  threatened claims,  under any of GlobalOptions'
insurance policies.

            Section 2.18 SUBSIDIES. No grants, subsidies or similar arrangements exist directly or indirectly  between or among  GlobalOptions,  on the one hand, and any  domestic or foreign  Governmental  Entity or any other  Person,  on the other hand. GlobalOptions has not requested, sought, applied for or entered into any grant,  subsidy or similar  arrangement  directly or indirectly from or with any domestic or foreign Governmental Entity or any other Person.

                                       17

            Section 2.19 INTELLECTUAL PROPERTY.

               (a) For  purposes  of  this  Agreement,  "INTELLECTUAL  PROPERTY"
means:

                    (i) all issued  patents,  reissued  or  reexamined  patents, revivals of patents, utility models, certificates of invention, registrations of
patents  and   extensions   thereof,   regardless  of  country  or  formal  name
(collectively, "ISSUED PATENTS");

                    (ii)  all  published  or  unpublished   nonprovisional   and
provisional   patent   applications,    reexamination   proceedings,   invention
disclosures and records of invention  (collectively  "PATENT  APPLICATIONS" and, with the Issued Patents, the "PATENTS");

                    (iii) all  copyrights,  copyrightable  works,  semiconductor topography  and mask work  rights,  including  all  rights of  authorship,  use,
publication,  reproduction,   distribution,  performance  transformation,  moral
rights and rights of ownership of copyrightable works,  semiconductor topography works and mask  works,  and all  rights to  register  and  obtain  renewals  and extensions  of  registrations,  together  with all other  interests  accruing by reason  of  international  copyright,  semiconductor  topography  and mask  work conventions (collectively, "COPYRIGHTS");

                    (iv)   common   law   trademarks,   registered   trademarks,
applications  for   registration  of  trademarks,   common  law  service  marks,
registered service marks,  applications for registration of service marks, trade names,  registered trade names and applications for registrations of trade names and trade dress (collectively, "TRADEMARKS");

                    (v) all technology, ideas, inventions,  designs, proprietary information,  manufacturing and operating  specifications,  know-how,  formulae, trade  secrets,  technical  data,  computer  programs,  hardware,  software  and processes related to the business of GlobalOptions as such business is currently conducted and as its business is proposed to be conducted;

                    (vi) all domain names registered by GlobalOptions; and

                    (vii) all other  intangible  intellectual  property  assets, properties  and  rights  (whether  or not  appropriate  steps have been taken to protect,  under  applicable  law, such other  intangible  assets,  properties or rights).

               (b)  GlobalOptions  owns and has good and marketable title to, or possesses legally  enforceable rights to use, all Intellectual  Property used or currently  proposed to be used in the  business of  GlobalOptions  as  currently conducted or as proposed to be conducted by  GlobalOptions  (the  "GLOBALOPTIONS
INTELLECTUAL  PROPERTY"),  free and clear of all liens,  claims or encumbrances.
GlobalOptions  Intellectual  Property,  as listed  on  SCHEDULE  2.19(B)  of the
GlobalOptions Disclosure Schedule,  constitutes all of the Intellectual Property necessary to enable  GlobalOptions  to conduct its business as such  business is currently  being  conducted and as its business is proposed to be conducted.  No current  or former  officer,  director,  stockholder,  employee,  consultant  or independent  contractor  has  asserted  any right,  claim or interest in or with respect to any  GlobalOptions  Intellectual  Property and  GlobalOptions  is not
aware of a basis for any such claim. There is no unauthorized use, disclosure or

                                       18

misappropriation of any GlobalOptions  Intellectual Property by any employee or,
to   GlobalOptions'   knowledge,   former  employee  of  GlobalOptions   or,  to
GlobalOptions' knowledge, by any other third party. There are no royalties, fees or other payments payable by GlobalOptions to any third Person under any written or oral  contract or  understanding  by reason of the  ownership,  use,  sale or disposition of GlobalOptions Intellectual Property.

               (c)  With  respect  to each  item of  GlobalOptions  Intellectual
Property incorporated into any product of GlobalOptions or otherwise used in the business  of  GlobalOptions  (except  "off the shelf" or other  software  widely available  through  regular  commercial  distribution  channels  at a  cost  not
exceeding   $10,000  on  standard   terms  and   conditions,   as  modified  for
GlobalOptions'   operations),   SCHEDULE  2.19(C)  of  GlobalOptions  Disclosure
Schedule lists:

                    (i) all Patents  and Patent  Applications,  Trademarks,  and
Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                    (ii)  the  following  agreements  relating  to  each  of the products of GlobalOptions (the "GLOBALOPTIONS  PRODUCTS") or other GlobalOptions
Intellectual  Property:  all (A) agreements  granting any right to distribute or sublicense a  GlobalOptions  Product on any exclusive  basis,  (B) any exclusive licenses of  Intellectual  Property  to or from  GlobalOptions,  (C)  agreements pursuant to which the amounts actually paid or payable under firm commitments to
GlobalOptions  are $10,000 or more, (D) joint  development  agreements,  (E) any agreement by which GlobalOptions grants any ownership right to any GlobalOptions
Intellectual Property owned by GlobalOptions, (F) any judicial,  administrative, regulatory or other  governmental order relating to Intellectual  Property,  (G)
any  option  relating  to  any  GlobalOptions  Intellectual  Property,  and  (H)
agreements  pursuant to which any party is granted  any rights to access  source code or to use source code,  including  without  limitation any rights to create derivative works of GlobalOptions Products.

               (d)  SCHEDULE  2.19(D)  of  GlobalOptions   Disclosure   Schedule
contains  an accurate  list as of the date of this  Agreement  of all  licenses, sublicenses and other agreements to which  GlobalOptions is a party and pursuant to which  GlobalOptions is authorized to use any Intellectual  Property owned by any third  party,  excluding  "off the  shelf" or other  software  at a cost not exceeding $10,000 and widely available through regular  commercial  distribution channels on standard terms and conditions ("THIRD PARTY INTELLECTUAL PROPERTY").

               (e) To the knowledge of  GlobalOptions,  there is no unauthorized
use,   disclosure,   infringement  or   misappropriation  of  any  GlobalOptions
Intellectual  Property,  including any Third Party Intellectual  Property by any third party,  including any employee or former employee of GlobalOptions.  Other than in  respect of  agreements  with  GlobalOptions'  officers  and  directors,
GlobalOptions  has not entered into any  agreement to indemnify any other Person against any charge of  infringement  of any  Intellectual  Property,  other than indemnification  provisions  contained in standard  sales or  agreements  to end users arising in the ordinary course of business.  There are no royalties,  fees or other  payments  payable  by  GlobalOptions  to any  Person  by reason of the ownership, use, sale or disposition of Intellectual Property.

               (f) GlobalOptions is not in breach of any license,  sublicense or other agreement relating to GlobalOptions  Intellectual  Property or Third Party
Intellectual Property rights. Neither the execution,  delivery or performance of

                                       19

this  Agreement  or  any  ancillary   agreement   contemplated  hereby  nor  the
consummation  of the  Merger  or any of the  transactions  contemplated  by this
Agreement  will  contravene,  conflict  with or  result  in an  infringement  on
GlobalOptions  Intellectual  Property,  including  any Third Party  Intellectual
Property.

               (g) All Patents, registered Trademarks,  registered service marks and registered  Copyrights held by GlobalOptions  are valid and subsisting.  All maintenance  and  annual  fees have  been  fully  paid and all fees paid  during prosecution and after issuance of any patent comprising or relating to such item have  been paid in the  correct  entity  status  amounts.  GlobalOptions  is not infringing,  misappropriating  or making unlawful use of, or received any notice or other  communication  (in  writing  or  otherwise)  of any  actual,  alleged, possible or  potential  infringement,  misappropriation  or unlawful  use of any proprietary  asset  owned or used by any  third  party.  There is no  proceeding pending or, to GlobalOptions' knowledge,  threatened nor has any claim or demand been made, which challenges the legality, validity,  enforceability or ownership of any item of GlobalOptions  Intellectual  Property or Third Party Intellectual
Property or alleges a claim of infringement of any Patents, Trademarks,  service marks, Copyrights or violation of any trade secret or other proprietary right of
any  third  party.   GlobalOptions   has  not  brought  a  proceeding   alleging
infringement of GlobalOptions  Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

               (h)  All   current  and  former   officers   and   employees   of
GlobalOptions   have  executed  and  delivered  to  GlobalOptions  an  agreement
(containing  no  exceptions  or  exclusions  from  the  scope  of its  coverage)
regarding  the  protection  of  proprietary  information  and the  assignment to
GlobalOptions of any Intellectual  Property arising from services  performed for
GlobalOptions  by  such  Persons.   All  current  and  former   consultants  and
independent   contractors  to   GlobalOptions   involved  in  the   development,
modification,   marketing  and  servicing  of  GlobalOptions'  products,  and/or
GlobalOptions Intellectual Property have executed and delivered to GlobalOptions an agreement  (containing  no  exceptions  or  exclusions  from the scope of its coverage) regarding the protection of proprietary information and the assignment to GlobalOptions of any  Intellectual  Property arising from services  performed for GlobalOptions by such Persons. To GlobalOptions'  knowledge,  no employee or independent  contractor  of  GlobalOptions  is in  violation  of any term of any patent  disclosure  agreement or  employment  contract or any other  contract or agreement  relating to the  relationship  of any such  employee  or  independent contractor with GlobalOptions.

               (i)  GlobalOptions  has taken  all  commercially  reasonable  and customary  measures  and  precautions  necessary  to protect  and  maintain  the
confidentiality  of  all  GlobalOptions   Intellectual   Property  (except  such
GlobalOptions  Intellectual  Property  whose value would be unimpaired by public disclosure)  and  otherwise  to  maintain  and  protect  the  full  value of all
Intellectual  Property it owns or uses. All Intellectual  Property not otherwise protected  by  Patents  or  Copyrights  ("CONFIDENTIAL  INFORMATION")  owned  by
GlobalOptions  used by or  disclosed  to a third party has been  pursuant to the terms of a written agreement between GlobalOptions and such third party.

               (j) No product liability claims have been communicated in writing to or, to GlobalOptions' knowledge, threatened against GlobalOptions.

                                       20

               (k) A  complete  list  of  each  of  GlobalOptions  Products  and
GlobalOptions' proprietary software ("GLOBALOPTIONS SOFTWARE"),  together with a brief description of each, is set forth in SCHEDULE 2.19(K) of the GlobalOptions
Disclosure Schedule.  GlobalOptions  Software and GlobalOptions Products conform in all material  respects  with any  specification,  documentation,  performance standard,  representation  or statement  provided with respect  thereto by or on behalf of GlobalOptions.

               (l) GlobalOptions is not subject to any proceeding or outstanding decree,  order,  judgment,  or  stipulation  restricting  in any manner the use, transfer,  or  licensing  thereof  by  GlobalOptions,  or which may  affect  the validity,  use or enforceability of such  GlobalOptions  Intellectual  Property.
GlobalOptions  is not subject to any agreement  which  restricts in any material respect the use,  transfer,  or  licensing  by  GlobalOptions  of  GlobalOptions
Intellectual Property or GlobalOptions Products.

            Section  2.20 MINUTE  BOOKS;  STOCK RECORD  BOOKS.  True and correct copies of  GlobalOptions'  minute  books and stock  record  books have been made available to Pubco. The minute books of GlobalOptions  contain true and complete originals  or  copies  of  all  minutes  of  meetings  of  and  actions  by  the stockholders, Board of Directors and all committees of the Board of Directors of
GlobalOptions,  and  accurately  reflect in all material  respects all corporate actions of  GlobalOptions  which are  required  by law to be passed  upon by the
Board of Directors or stockholders of GlobalOptions.

            Section 2.21  DISCLOSURE.  The  representations  and  warranties  by
GlobalOptions  in this Agreement and the statements  contained in the schedules, certificates  and other writings  furnished and to be furnished by GlobalOptions to Pubco  pursuant  to this  Agreement,  when  considered  as a whole and giving effect to any supplements or amendments  thereof prior to the time of signing on the date hereof,  do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material  fact  necessary to make the statements  herein, in light of the  circumstances  under which they were or shall be made, not misleading. GlobalOptions has provided to Pubco copies of all contracts and  agreements  that can be  reasonably  construed as material to the business of GlobalOptions.

            Section 2.22 CERTAIN  TRANSACTIONS.  Except as set forth on SCHEDULE
2.22  of the  GlobalOptions  Disclosure  Schedule,  none  of  the  stockholders, officers,  directors or employees of  GlobalOptions,  nor any member of any such
Person's or  stockholder's  family is presently a party to any transaction  with
GlobalOptions  relating to the  business  of  GlobalOptions,  including  without limitation,  any contract,  agreement or other arrangement (i) providing for the furnishing  of services  by, (ii)  providing  for the rental of real or Personal property from, or (iii) otherwise requiring payments to (other than for services as officers,  directors or employees of  GlobalOptions),  any such Person or any corporation,  partnership,  trust or other entity in which any such Person has a substantial interest as a stockholder, officer, director, trustee or partner.

            Section 2.23  BROKERS OR FINDERS.  GlobalOptions  represents,  as to itself, and its affiliates,  that no agent, broker, investment banker, financial advisor  or other  firm or  Person is or will be  entitled  to any  brokers'  or finder's fee or any other  commission or similar fee in  connection  with any of the  transactions  contemplated  by  this  Agreement.  GlobalOptions  agrees  to
indemnify  and  hold  Pubco,  including  its  officers,   directors,  agents  or

                                       21

representatives,  harmless from and against any and all claims,  liabilities  or obligations with respect to any other fees,  commissions or expenses asserted by any  Person on the basis of any act or  statement  alleged  to have made by such parties or their affiliates.

            Section  2.24  PRIVATE  PLACEMENT  DISCLOSURE.   The  capitalization
(actual),  business,  management  and principal  stockholders  of  GlobalOptions conform to the  descriptions  thereof  under the captions  "Executive  Summary,"
"Risk  Factors-Risks  Relating to the Business,"  "Capitalization,"  "Business,"
"Management" and "Principal  Stockholders" in the Confidential Private Placement
Memorandum  dated April 2005, used in connection with the Private  Placement (as supplemented  from time to time,  the "Placement  Memorandum"),  in all material respects  (provided that GlobalOptions  makes no representation  with respect to information  relating to Pubco or Merger Sub).  The Summary  Projected Pro Forma
Financial  Data  contained in the Placement  Memorandum  are based on good faith estimates or projections of, and  assumptions  believed to be reasonable by, the management of  GlobalOptions as of the date such statements were prepared and on the Closing Date, and the management of GlobalOptions  believes said assumptions remain reasonable.  There is no fact known to GlobalOptions which materially and
adversely  affects  the  capitalization,   business,   management  or  principal
stockholders  of  GlobalOptions  which has not been set  forth in the  Placement
Memorandum  or in any other  document,  certificate  or  statement  furnished to investors  by or on behalf  of  GlobalOptions  in  connection  with the  Private
Placement.

            Section  2.25  INVESTMENTS  IN  COMPETITORS.  Except as set forth in
SCHEDULE  2.25  of  the   GlobalOptions   Disclosure   Schedule,   none  of  the
stockholders,  officers, directors or employees of GlobalOptions, nor any member of any such Person's or  stockholder's  family,  owns any interest,  directly or indirectly,  or serves as an officer,  director,  employee or consultant, or has entered  into an  agreement  to acquire  any such  interest or serve in any such capacity, in any Person that is a competitor of GlobalOptions, other than owning the securities of an issuer that are traded on a national securities exchange or are traded in the over-the-counter market which do not constitute more than 2.0%
of the total amount of such securities that are outstanding.

            Section  2.26  CBR  ACQUISITION   TRANSACTION.   GlobalOptions   has
furnished  to Pubco a true and  correct  copy of the Asset  Purchase  Agreement, dated  as of June 8,  2005,  between  GlobalOptions  and  Confidential  Business
Resources, Inc. ("CBR") (including all schedules and exhibits thereto), pursuant to which GlobalOptions will acquire all of the assets and business activities of
CBR.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PUBCO

            Except as set forth on the  Schedule  delivered  by Pubco and Merger
Sub to  GlobalOptions  in  connection  with the  execution  and delivery of this
Agreement  (the  "PUBCO  DISCLOSURE  SCHEDULE"),  Pubco  hereby  represents  and warrants to GlobalOptions as follows:

            Section 3.1 ORGANIZATION; QUALIFICATION. Pubco is a corporation duly organized,  validly  existing and in good standing  under the laws of Nevada and has the corporate power and authority  required for it to own its properties and assets and to carry on its business as it is now being conducted.  Pubco is duly qualified to do business and is in good standing in each  jurisdiction  in which

                                       22

the  ownership of its  properties  or the conduct of its business  requires such qualification.  Pubco has made available to GlobalOptions copies of its articles of  incorporation  and  bylaws.  Such  copies  of each of  Pubco's  articles  of incorporation  and bylaws are complete and correct and in full force and effect, and  Pubco is not in  violation  of any of the  provisions  of its  articles  of incorporation or bylaws.

            Section 3.2 CAPITAL STOCK; SUBSIDIARIES.

               (a) SCHEDULE 3.2(A) of the Pubco  Disclosure  Schedule sets forth as of June 24, 2005: (i) the number of authorized shares of each class or series of capital stock of Pubco;  (ii) the number of shares of each class or series of capital  stock of Pubco  which are issued and  outstanding;  (iii) the number of shares of each class or series of capital  stock which are held in the  treasury of Pubco;  (iv) the number of shares of each class or series of capital stock of
Pubco which are reserved for issuance  (except for shares  reserved for issuance under stock option  plans or other  benefit  plans),  indicating  each  specific reservation;  and (v) the  number of shares of each  class or series of  capital stock of Pubco which are subject to stock options or other rights to purchase or receive  capital  stock  granted  under Pubco's stock option plan or other stock based employee or non-employee  director  benefit plans,  indicating the name of the  plan,  the date of grant,  the  number of  shares  and the  exercise  price thereof.

               (b) All the outstanding shares of capital stock of Pubco are, and the Merger  Shares to be issued in the Merger will be when issued in  accordance with the terms of this Agreement,  duly authorized,  validly issued,  fully paid and  non-assessable  and issued in compliance with all applicable U.S. state and federal  securities  laws.  Except as set forth in SCHEDULE  3.2(B) of the Pubco
Disclosure  Schedule,  (i)  as of  the  date  of  this  Agreement  there  are no
authorized  or  outstanding  options,   warrants,   calls,   preemptive  rights,
subscriptions  or other rights,  agreements,  arrangements or commitments of any character relating to the issued or unissued capital stock of Pubco,  obligating
Pubco to issue, transfer or sell or cause to be issued,  transferred or sold any shares  of  capital  stock  or other  equity  interest  in  Pubco or  securities convertible  into or  exchangeable  for such  shares  or  equity  interests,  or obligating Pubco to grant, extend or enter into any such option,  warrant, call, subscription or other right,  agreement,  arrangement or commitment,  (ii) there are no outstanding  contractual  obligations  of Pubco to repurchase,  redeem or otherwise  acquire any shares of capital  stock of Pubco or to provide  funds to make any investment (in the form of a loan,  capital  contribution or otherwise)
in any other  entity,  and (iii)  there are no  stockholder  agreements,  voting trusts  or other  agreements  to which  Pubco is a party or to which it is bound relating to the voting of any shares of the capital stock of Pubco.

               (c)  Pubco  is not in  violation  of,  nor has it  violated,  any federal or state securities laws in connection with any transaction  relating to
Pubco,  including without limitation,  the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of Pubco.

               (d) Merger  Sub is a  wholly-owned  subsidiary  of Pubco that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property,  and will not conduct any business or acquire any property prior to the Closing Date,  except in preparation for and otherwise in connection with the transactions  contemplated by this Agreement.  Except for

                                       23

Merger Sub,  Pubco does not have any  subsidiaries  or presently own or control,
directly  or  indirectly,   any  equity  interest  in  any  other   corporation,
partnership, limited liability company, association or other business entity.

            Section  3.3  CORPORATE  AUTHORITY  RELATIVE TO THIS  AGREEMENT;  NO
VIOLATION.

               (a) Each of Pubco and  Merger  Sub have the  corporate  power and authority  to  enter  into  this  Agreement  and to  carry  out its  obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby have been duly and validly  authorized by the Boards of  Directors of Pubco and Merger Sub and the  requisite  approval of the stockholders of Pubco (the "PUBCO STOCKHOLDER APPROVAL") and, except for the filing of the Certificate of Merger, no other corporate  proceedings on the part of Pubco and Merger Sub are  necessary  to  authorize  the  consummation  of the transactions  contemplated  hereby.  This  Agreement  has been duly and  validly executed and  delivered  by Pubco and Merger Sub and,  assuming  this  Agreement constitutes a valid and binding agreement of GlobalOptions,  constitutes a valid and binding  agreement of Pubco and Merger Sub,  enforceable  against  Pubco and
Merger Sub in accordance with its terms, except as enforceability thereof may be limited by (i)  bankruptcy  laws and other  similar  laws  affecting  creditors'
rights generally or (ii) general principles of equity.

               (b)  Except  as may  be  required  under,  and  other  applicable requirements  of,  the  Securities  Act,  the  Exchange  Act,  and the rules and regulations promulgated  thereunder,  state securities or blue sky laws, and the filing of the  Certificate  of Merger under Delaware Law, none of the execution, delivery  or  performance  of this  Agreement  by  Pubco  and  Merger  Sub,  the consummation by Pubco and Merger Sub of the transactions  contemplated hereby or compliance  by Pubco and Merger Sub with any of the  provisions  hereof will (i)
conflict  with or  result in any  breach of any  provision  of the  articles  of incorporation,  bylaws or similar  organizational  documents  of Pubco or Merger
Sub, (ii) require any filing with, or permit, authorization, consent or approval of,  any  Governmental  Entity,  (iii)  result in a  violation  or breach of, or constitute  (with or without  due notice or lapse of time or both) a default (or give rise to any right of termination,  amendment, cancellation or acceleration)
under, any of the terms,  conditions or provisions of any note, bond,  mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Pubco is a party or by which any of them or any of their  properties or assets may be bound,  or (iv) violate any Law  applicable to Pubco or any of its properties or assets,  excluding from the foregoing clauses (ii), (iii) and (iv)
such filings, permits, authorizations, consents, approvals, violations, breaches or defaults which are not,  individually or in the aggregate,  reasonably likely to have a Material Adverse Effect on Pubco as it currently exists.

            Section 3.4 REPORTS AND FINANCIAL STATEMENTS.

               (a) Pubco has previously furnished or otherwise made available to
GlobalOptions  true and complete  copies of Pubco's:  (i) Annual  Report on Form
10-KSB filed with the  Securities  and Exchange  Commission  (the "SEC") for the
fiscal year ended December 31, 2004, (ii) Quarterly  Report on Form 10-QSB filed with the SEC for the quarter ended March 31, 2005, and (iii) any Current Reports on Form 8-K  filed  with the SEC.  Pubco  has not  previously  filed  any  proxy statements with the SEC.

                                       24

               (b) As of their respective dates, such reports filed with the SEC by Pubco (collectively  with, and giving effect to, all amendments,  supplements and exhibits thereto, the "SEC REPORTS") (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange
Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material  fact  required to be stated  therein or  necessary to make the statements  therein,  in the light of the  circumstances  under  which they were
made,  not  misleading.   The  audited  consolidated  financial  statements  and
unaudited  consolidated interim financial statements included in the SEC Reports
(including  any related  notes and  schedules)  fairly  present in all  material respects the financial position of Pubco as of the dates thereof and the results of  operations  and cash  flows for the  periods  or as of the dates  then ended
(subject, in the case of the unaudited interim financial  statements,  to normal recurring  adjustments),  in each case in accordance with past practice and GAAP consistently  applied during the periods involved (except as otherwise disclosed in the notes thereto). Since its inception,  Pubco has timely filed all reports, registration  statements  and other filings  required to be filed by it with the
SEC under the rules and regulations of the SEC.

            Section 3.5 NO UNDISCLOSED LIABILITIES.  Pubco has no liabilities or obligations  of any nature  required to be set forth on a balance sheet of Pubco under GAAP,  whether or not accrued,  contingent or  otherwise,  and there is no existing condition, situation or set of circumstances which would be expected to result in such a liability or  obligation,  except  liabilities  or  obligations reflected in the SEC Reports.

            Section  3.6  NO  DEFAULT;  COMPLIANCE  WITH  APPLICABLE  LAWS.  The
ownership and operation of the  businesses of Pubco is not in conflict  with, or in default or violation of, any term, condition or provision of (i) its articles of incorporation or bylaws or similar organizational  documents,  (ii) any Pubco
Material Contracts or (iii) any federal,  state, local or foreign statute,  Law, concession,  grant,  franchise,  Permit or other  governmental  authorization or approval applicable to Pubco.

            Section 3.7 ENVIRONMENTAL MATTERS.

               (a) Pubco has obtained  all  Environmental  Permits  necessary to carry on its business.  Each of such Environmental  Permits is in full force and effect,  and Pubco is in  compliance  with the terms and  conditions of all such
Environmental Permits and with all applicable Environmental Laws.

               (b)  There  are  no  Environmental  Claims  pending,  or  to  the knowledge of Pubco,  threatened,  against Pubco,  or, to the knowledge of Pubco, any Person whose  liability  for any such  Environmental  Claim Pubco has or may have retained or assumed either  contractually  or by operation of law for which reserves have not been established in accordance with GAAP.

               (c)  There   are  no  past  or   present   actions,   activities,
circumstances,  conditions, events or incidents,  including, without limitation, the release,  threatened  release or presence of any  Hazardous  Material,  that would form the basis of any  Environmental  Claim  against  Pubco,  or for which
Pubco is liable.

                                       25

            Section 3.8 LITIGATION.  There is no suit, claim, action, proceeding or investigation  pending or, to Pubco's  knowledge,  threatened  against Pubco,
Merger Sub or any of their assets or properties. Neither Pubco nor Merger Sub is subject to any  outstanding  order,  writ,  injunction  or  decree.  There is no action,  suit,  proceeding or  investigation  pending or, to Pubco's  knowledge,
threatened   against  any  current  or  former  officer,   director,   employee,
consultant,  contractor  or agent of Pubco or Merger Sub (in his or her capacity as such)  which  gives rise or could  reasonably  be  expected to give rise to a claim for  contribution or  indemnification  against Pubco or Merger Sub, as the case may be.

            Section  3.9  EMPLOYEE  PLANS.  Pubco has no, and has never had any,
Benefit Plans under which Pubco has any  obligation or liability,  contingent or otherwise,  and which  relate to  employees  (current or former) or  independent contractors of Pubco.

            Section  3.10  LABOR  MATTERS.  Carla  Santia  is the  only  current employee of Pubco.  Pubco has no, and had never and any, Employee  Arrangements.
Pubco has never been a party to any  collective  bargaining  agreement  or other labor agreement with any labor union or  organization.  There is no unfair labor practice charge or other grievance  procedure against Pubco pending,  or, to the best  knowledge  of  Pubco,  threatened.  There  is  no  complaint,  lawsuit  or proceeding in any forum by or on behalf of any present or former  employee,  any applicant for employment or any classes of the foregoing  alleging breach of any express or implied  contract  of  employment,  any law or  regulation  governing employment  or the  termination  thereof or other  discriminatory,  wrongful  or tortious conduct in connection with the employment  relationship  against Pubco, pending, or, to the best knowledge of Pubco, threatened.  Pubco is in compliance with all applicable laws respecting employment and employment  practices,  terms and conditions of employment,  wages, hours of work and occupational  safety and
health.   There  is  no  proceeding,   claim,   suit,   action  or  governmental
investigation pending or, to the best knowledge of Pubco, threatened, in respect to which any current or former  director,  officer,  employee or any contract or agreement  creating  any Lien on any  property  or assets of Pubco.  Neither the
execution  and  delivery  of  this  Agreement  nor  the   consummation   of  the
transactions  contemplated hereby will result in any payment becoming due to any employee, consultant or contractor (current, former, or retired) of Pubco.

            Section 3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Except  as set  forth  in  SCHEDULE  3.11  of the  Pubco  Disclosure
Schedule,  since December 31, 2004, (i) the business of Pubco has been conducted in all material  respects in the ordinary  course  consistent with past practice and (ii) there has not been:

               (a)  a  material  adverse  change  in  the  assets,  liabilities, business, results of operations, condition (financial or otherwise) or prospects of  Pubco,  or any  event,  occurrence  or  development  which  has had or could reasonably be expected to have,  individually  or in the  aggregate,  a Material
Adverse Effect on Pubco;

               (b) any declaration,  setting aside or payment of any dividend or other  distribution  in respect of any shares of capital stock of Pubco,  or any repurchase, redemption or other acquisition by Pubco of any Pubco securities;

                                       26

               (c) any incurrence or assumption by Pubco of any indebtedness for borrowed money (or any renewals,  replacements,  or extensions that increase the aggregate commitments thereunder);

               (d) any creation or  assumption  by Pubco of any material Lien on any material asset of Pubco;

               (e) any making of any loan, advance or capital contribution to or investment in any Person by Pubco;

               (f) (i) any  contract or  agreement  entered  into by Pubco on or prior to the date hereof relating to any material  acquisition or disposition of any  assets  or  business  or  (ii)  any  modification,  amendment,  assignment, termination or relinquishment  by Pubco of any contract,  license or other right
(including  any insurance  policy  naming it as a beneficiary  or a loss payable payee);

               (g) any (i)  grant of any  severance  or  termination  pay to any director,  officer,  employee,  consultant or contractor of Pubco; (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director,  officer, employee, consultant or contractor of Pubco;  (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv)
increase  in  compensation,  bonus  or  other  benefits  payable  to  directors, officers, employees, consultants or contractors of Pubco other than, in the case of clause (iv) only,  increases prior to the date hereof in compensation,  bonus or other benefits payable to employees, consultants or contractors of Pubco;

               (h) any (i) making or revoking of any material  election relating to Taxes,  (ii)  settlement or compromise of any material claim,  action,  suit,
litigation,  proceeding,   arbitration,   investigation,  audit  or  controversy
relating to Taxes, or (iii) change to any material  methods of reporting  income or deductions for federal income tax purposes;

               (i) any capital  expenditures  in excess of $10,000  individually and in excess of $25,000 in the aggregate;

               (j) any  lease,  license  or grant to any Person of any rights in any of Pubco's assets or properties;

               (k) any amendment of the articles of  incorporation  or bylaws of
Pubco;

               (l) any  sufferance of any material  damage,  destruction or loss
(whether or not covered by insurance) to any material assets of Pubco; and

               (m) any issuance,  or authorization  for issuance,  of any equity securities of Pubco, except as otherwise provided in the Agreement.

                                       27

            Section 3.12 TAX MATTERS.

               (a) All federal, state, local and foreign Tax Returns required to be filed by or on  behalf  of Pubco  have  been  timely  filed or  requests  for extensions  have been timely filed and any such  extension  has been granted and has not expired,  and all such filed Tax Returns are complete and accurate.  All
Taxes due and owing by Pubco,  including estimates and withheld Taxes, have been paid,  or  adequately  reserved in  accordance  with GAAP.  There is no audit or examination  in  process or pending  and there has been no  notification  of any request for such audit or other  examination and there is no deficiency,  refund litigation,  proposed  adjustment or matter in  controversy  with respect to any
Taxes due and owing by Pubco.  All  assessments for Taxes due and owing by Pubco with respect to completed and settled  examinations or concluded litigation have been paid.

               (b) Pubco has not (i) entered  into a closing  agreement or other similar  agreement  with a taxing  authority  relating  to  Taxes of Pubco  with respect to a taxable  period for which the statute of limitations is still open, or (ii) with respect to U.S.  federal  income  Taxes,  granted any waiver of any statute of  limitations  with  respect to, or any  extension of a period for the assessment of, any income Tax, in either case, that is still outstanding.  There are no Liens  relating  to Taxes  upon the  assets  of Pubco  other  than  Liens relating  to Taxes  not yet due.  Pubco is not a party to or is bound by any Tax sharing agreement,  Tax indemnity  obligation or similar agreement in respect of
Taxes.

               (c)  Pubco  has not  taken  any  action  or  knows  of any  fact, agreement,  plan or other  circumstance that is reasonably likely to prevent the
Merger from qualifying as a reorganization  within the meaning of Section 368(a)
of the Code.

               (d) SCHEDULE 3.12 of the Pubco Disclosure Schedule lists each Tax
Return of Pubco for which an  accurate  copy of the  actual  Tax Return as filed with the relevant taxing authority has been made available by Pubco to the other on or before the date hereof.

               (e) Pubco has not requested or received any private letter ruling from the  Internal  Revenue  Service or  comparable  rulings  from other  taxing authorities.

               (f) Pubco has not constituted either a "distributing corporation"
or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the
Code) in a  distribution  of stock (to any Person or entity that is not a member of any Affiliated Group) qualifying for tax-free  treatment under Section 355 of the Code (i) within the two-year  period  ending on the date hereof or (ii) in a distribution  which could  otherwise  constitute  part of a "plan" or "series of related  transactions"  (within  the  meaning of Section  355(e) of the Code) in conjunction with the Merger.

               (g) Pubco has no employment, severance or termination agreements, other  compensation  arrangements,  or Benefit  Plans  currently in effect which provide  for the  payment  of any amount  (whether  in cash or  property  or the vesting of property) as a result of any of the transactions contemplated by this
Agreement that individually or collectively (either alone or upon the occurrence of any  additional or subsequent  event),  could give rise to a payment which is nondeductible by reason of Section 280G of the Code.

               (h)  Pubco  has not filed any  consent  agreement  under  Section
341(f)  of the  Code  nor  agreed  to  have  Section  341(f)(4)  applied  to any disposition of assets owned by Pubco.

                                       28

               (i) Pubco has never been a United  States Real  Property  Holding
Corporation within the meaning of Section 897(c)(2) of the Code.

            Section 3.13 ABSENCE OF QUESTIONABLE PAYMENTS. Neither Pubco nor, to
Pubco's  knowledge,   any  director,   officer,  agent,  employee,   consultant,
contractor or other Person acting on behalf of Pubco,  has used any corporate or other funds for unlawful contributions,  payments,  gifts, or entertainment,  or made any  unlawful  expenditures  relating to political  activity to  government officials or others or  established  or  maintained  any unlawful or  unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended,  or any other domestic or foreign Law. Neither Pubco nor, to Pubco's knowledge,  any director,  officer,  agent,  employee,  consultant,  contractor  or other Person acting on behalf of Pubco, has accepted or received any unlawful  contributions, payments, gifts or expenditures.

            Section  3.14 TITLE AND RELATED  MATTERS.  As  reflected  in the SEC
Reports,  Pubco has no real  properties  or  tangible  assets.  There is no real property owned or leased by Pubco.  Pubco currently operates out of office space located at 32C Hadley Village Road, South Hadley, MA 01075, provided by Carla L.
Santia, its sole employee, at no cost with no written lease agreement.

            Section 3.15 MATERIAL CONTRACTS.

               (a) The SEC Reports  contain true and  accurate  copies of all of the agreements  required to be filed as material contracts under Item 601(b)(10)
of Regulation  S-B under the Securities  Act (the "PUBCO  MATERIAL  CONTRACTS").
Except as set forth on SCHEDULE 3.15 of the Pubco Disclosure Schedule,  Pubco is
not a party to nor bound by any severance or other  agreement with any employee, consultant  or  contractor  pursuant to which such  Person  would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

               (b) Each of the Pubco Material  Contracts  constitutes  the valid and legally  binding  obligation of Pubco,  enforceable  in accordance  with its terms,  and is in  full  force  and  effect,  except  as may be  limited  by (A)
bankruptcy laws and other similar laws affecting creditors' rights generally and
(B)  general  principles  of  equity.  Pubco is not in breach or  default in any material  respects of any  provisions  of any Pubco  Material  Contract  and, to
Pubco's  knowledge,  no event has  occurred  which with  notice or lapse of time would  constitute a material  breach or default by Pubco or permit  termination, modification or acceleration  thereunder,  and which with respect to each of the foregoing, could not be timely cured by Pubco. Pubco does not have any knowledge of any  termination or material  breach or  anticipated  termination or material breach by the other  parties to any Pubco  Material  Contract or  commitment  to which it is a party or to which any of its assets are subject.

               (c) No party to any Pubco  Material  Contract has given notice to
Pubco of or made a claim  against  Pubco in  respect  of any  breach or  default thereunder.

               (d) No terms and  conditions  of any Pubco  Material  Contract or other arrangement or understanding  between Pubco and any other Person in effect on the date of this  Agreement  prevent,  delay or materially  restrict  Pubco's ability to deploy any  material  portion of its assets or  resources as it deems appropriate,  and after the Closing shall prevent,  delay or materially restrict
Pubco's ability to deploy any material  portion of its assets or resources as it deems appropriate.

                                       29

            Section 3.16 SUBSIDIES. No grants, subsidies or similar arrangements exist  directly or indirectly  between or among Pubco,  on the one hand, and any domestic or foreign  Governmental Entity or any other Person, on the other hand.
Pubco has not requested,  sought, applied for or entered into any grant, subsidy or similar  arrangement  directly  or  indirectly  from or with any  domestic or foreign Governmental Entity or any other Person.

            Section 3.17 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.17 of the
Pubco Disclosure Schedule hereto sets forth a complete and correct list showing:
(a) all banks in which  Pubco  maintains  a bank  account  or safe  deposit  box
(collectively,  "Bank  Accounts"),  together with, as to each such Bank Account, the account  number,  the names of all  signatories  thereof and the  authorized powers of each such  signatory  and, with respect to each such safe deposit box, the number thereof and the names of all Persons having access  thereto;  and (b)
the names of all Persons holding powers of attorney from Pubco, true and correct copies thereof which have been delivered to GlobalOptions.

            Section 3.18 DISCLOSURE. The representations and warranties by Pubco in this  Agreement and the statements  contained in the schedules,  certificates and other  writings  furnished  and to be  furnished  by Pubco to  GlobalOptions pursuant to this Agreement,  when considered as a whole and giving effect to any supplements  or  amendments  thereof  prior to the time of  signing  on the date hereof,  do not and will not contain any untrue statement of a material fact and do not and will  not  omit to state  any  material  fact  necessary  to make the statements herein, in light of the circumstances  under which they were or shall be made,  not  misleading.  Pubco has  provided to  GlobalOptions  copies of all contracts and  agreements  that can be  reasonably  construed as material to the business of Pubco.

            Section  3.19 CERTAIN  TRANSACTIONS.  Except as set forth in the SEC
Reports,  none of the stockholders,  officers,  directors or employees of Pubco, nor any member of any such Person's or stockholder's family is presently a party to any  transaction  with Pubco  relating to the  business  of Pubco,  including without limitation,  any contract,  agreement or other arrangement (i) providing for the  furnishing  of services  by, (ii)  providing  for the rental of real or
Personal property from, or (iii) otherwise requiring payments to any such Person or any corporation,  partnership, trust or other entity in which any such Person has a  substantial  interest as a  stockholder,  officer,  director,  trustee or partner.

            Section 3.20 BROKERS OR FINDERS. Pubco represents, as to itself, and its  affiliates,  that,  except  for  Verus  International  Group  Ltd.  And the
Placement Agent, no agent, broker, investment banker, financial advisor or other firm or Person is or will be  entitled to any  brokers'  or finder's  fee or any other  commission  or similar  fee in  connection  with any of the  transactions
contemplated   by  this   Agreement.   Pubco  agrees  to   indemnify   and  hold
GlobalOptions,  including its officers,  directors,  agents or  representatives, harmless from and against any and all claims,  liabilities or  obligations  with respect to any other fees, commissions or expenses asserted by any Person on the basis of any act or  statement  alleged  to have been made by such  party or its affiliates.

                                       30

            Section 3.21 NO PRIOR ACTIVITIES. Except for obligations incurred in connection  with  its  incorporation  or  organization  or the  negotiation  and consummation of this Agreement and the transactions  contemplated  hereby, Pubco represents  and warrants that Merger Sub has neither  incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

                                   ARTICLE IV
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

            Section 4.1 CONDUCT OF BUSINESS OF GLOBALOPTIONS  AND PUBCO.  Except
as contemplated by this Agreement, during the period from the date hereof to the
Effective Time (or the  termination of this Agreement  pursuant to Article VII),
GlobalOptions  on the one hand,  and Pubco on the other hand,  will each conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent  consistent  therewith,  with no less  diligence and effort than would be applied in the absence of this Agreement,  use commercially reasonable efforts to preserve intact its current business  organizations,  keep available  the service of its  current  officers  and  employees,  preserve  its relationships with customers, suppliers and others having business dealings with it and preserve its goodwill  through the Effective Time.  Without  limiting the generality of the foregoing,  and except as otherwise expressly provided in this
Agreement  or in SCHEDULE 4.1 of the  Disclosure  Schedule of  GlobalOptions  or
Pubco, as the case may be, prior to the Effective Time,  GlobalOptions and Pubco will not, without the prior written consent of the other party:

               (a)  amend  its  certificate  of  incorporation  or  articles  of incorporation, as the case may be, or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

               (b)  authorize  for issuance,  issue,  sell,  deliver or agree or commit to issue,  sell or deliver  (whether  through the issuance or granting of options, warrants, commitments,  subscriptions, rights to purchase or otherwise)
any stock of any class or any other securities  convertible into or exchangeable for any stock or any equity equivalents  (including,  any stock options or stock appreciation  rights),  except for the  issuance  or sale of shares  pursuant to outstanding GlobalOptions stock options and warrants;

               (c) (i) split,  combine or  reclassify  any shares of its capital stock;  (ii)  declare,  set  aside or pay any  dividend  or  other  distribution
(whether in cash,  stock or property or any  combination  thereof) in respect of its  capital  stock;  (iii)  make  any  other  actual,  constructive  or  deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders  in their capacity as such; or (iv) redeem,  repurchase or otherwise acquire, directly or indirectly, any of its securities;

               (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation,  restructuring,  recapitalization or other reorganization
(other than the Merger);

               (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee,  endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to,

                                       31

or investments  in, any other Person (other than customary  loans or advances to employees,  consultants  or  contractors  in the  ordinary  and usual  course of business  consistent with past practice and in amounts not material to the maker of such loan or  advance);  (iv)  pledge  or  otherwise  encumber  shares of its capital stock; or (v) mortgage or pledge any of its material assets, tangible or intangible,  or create or suffer  to exist  any Lien  thereupon,  other  than as disclosed in the schedules hereto and Permitted Liens;

               (f) enter into any lease for new office space;

               (g) (i) except as may be  required by Law or as  contemplated  by
this  Agreement,   enter  into,  adopt  or  amend  or  terminate  (partially  or completely) any Benefit Plan, Employee Arrangement (including,  the repricing of any stock options or the  acceleration or vesting of any stock  options),  stock appreciation  right,  restricted  stock,  performance  unit, stock equivalent or stock  purchase  agreement for the benefit or welfare of any director,  officer, employee,  consultant or contractor in any manner, (ii) except as required under existing agreements,  increase in any manner the compensation or fringe benefits of any director, officer, employee,  consultant or contractor or pay any benefit not  required  by any plan and  arrangement  as in effect as of the date  hereof
(including,  the granting of stock appreciation  rights or performance units) or grant any  completion  bonuses or change of control  payments  in respect of the
Merger or that will be affected  thereby;  or (iii) hire,  promote or change the classification  or status in respect of any  employee or  individual;  PROVIDED,
HOWEVER, that Pubco or GlobalOptions, as the case may be, shall not unreasonably
withhold  or  delay  any  consent   sought  to  hire,   promote  or  change  the
classification or status of any employee or individual.

               (h)  acquire,  sell,  lease or dispose of any assets  outside the ordinary  and usual  course of business,  consistent  with past  practice or any assets which in the aggregate  are material to  GlobalOptions  or Pubco,  as the case may be, enter into any commitment or  transaction  outside the ordinary and usual course of business  consistent  with past  practice or grant any exclusive distribution rights;

               (i) acquire (by merger,  consolidation or acquisition of stock or assets) any corporation,  partnership or other business organization or division thereof or any equity interest therein;

               (j) settle or compromise any pending or threatened  suit,  action or claim relating to the transactions contemplated hereby;

               (k) take any action (including, any action otherwise permitted by this SECTION 4.1 that would  prevent or impede the Merger from  qualifying  as a
"reorganization" under Section 368(a) of the Code;

               (l)  fail  to  comply  in  any  material  respect  with  any  Law applicable  to  it  or  its  assets  which  would  reasonably  be  expected  to, individually or in the aggregate, have a Material Adverse Effect on its business and operations;

               (m)  change  any of the  banking  or  safe  deposit  arrangements described  in SECTION 3.17  hereto,  as the case may be,  except in the ordinary course of business;

                                       32

               (n) fail to  maintain  its  books,  accounts  and  records in the usual, regular and ordinary manner on a basis consistent with prior years; or

               (o) take,  propose to take,  or agree in writing or  otherwise to take, any of the actions described in this SECTION 4.1 or any action which would make any of the representations or warranties of GlobalOptions,  Pubco or Merger
Sub, as the case may be,  contained  in this  Agreement  untrue,  incomplete  or incorrect.

            Section 4.2 ACCESS TO INFORMATION.

               (a)  Between  the  date  hereof  and  the   Effective   Time  (or
termination of this Agreement pursuant to Article VII), GlobalOptions, Pubco and
Merger Sub will each give the  authorized  representatives  (including  counsel, financial  advisors  and  auditors)  of the other  reasonable  access to all its employees,  consultants,  contractors,  plants,  offices,  warehouses  and other facilities  and to all its books and records,  and will permit the other to make such inspections and investigations as each may require.  Each of GlobalOptions,
Pubco and  Merger  Sub will cause its  officers  to furnish  the other with such financial and operating  data and other  information in respect of its business, properties  and  personnel  as each may from  time to time  reasonably  request, provided that no  investigation  pursuant to this SECTION 4.2(A) shall affect or be deemed to modify any of the  representations  or  warranties  made by each of
GlobalOptions, Pubco and Merger Sub pursuant to this Agreement.

               (b)  Between  the  date  hereof  and  the  Effective   Time,  (or
termination of this Agreement pursuant to Article VII), GlobalOptions, Pubco and
Merger Sub shall each furnish to the other (i) within five  business  days after the delivery thereof to management,  such monthly financial  statements and data as are regularly  prepared for  distribution  to  GlobalOptions'  management and
Pubco's  management,  respectively,  and  (ii) at the  earliest  time  they  are available,  such  quarterly  and annual  financial  statements  as are regularly prepared for  GlobalOptions'  Board of Directors and Pubco's Board of Directors,
respectively.

               (c) Each of Pubco,  Merger  Sub and  GlobalOptions  will hold and will cause its  authorized  representatives  to hold in confidence all documents
and   information   concerning  the  other  furnished  in  connection  with  the transactions contemplated by this Agreement.

            Section 4.3 CONTINUATION OF INSURANCE COVERAGE. From the date hereof to the  Closing,  GlobalOptions  shall keep in full  force and effect  insurance coverage  for its assets and  operations  comparable  in amount and scope to the coverage now maintained covering its assets and operations.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

            Section 5.1 EXCLUSIVITY.

               (a)  Unless  GlobalOptions,  Pubco or Merger Sub are in breach of this Agreement  prior to the Closing,  and such breach has not been cured within
20 days written notice of such breach, neither  GlobalOptions,  Pubco nor Merger
Sub and any of their respective directors, officers, employees,  representatives

                                       33

or agents  shall  directly or  indirectly,  (i) discuss,  negotiate,  undertake, authorize,  recommend,  propose or enter into, either as the proposed surviving, merged,  acquiring or acquired corporation,  any transaction involving a merger, consolidation,  business  combination,  purchase or disposition of any amount of assets or capital stock or other equity interest of GlobalOptions,  Pubco or the
Merger Sub, as the case may be, other than the transactions contemplated by this
Agreement (an "ACQUISITION TRANSACTION"), (ii) facilitate, encourage, solicit or initiate  discussions,  negotiations  or  submissions  of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished to any Person any  information  concerning the business  operations,  properties or assets  of  GlobalOptions,  Pubco or the  Merger  Sub,  as the  case may be,  in connection with an Acquisition  Transaction,  or (iv) otherwise cooperate in any way with, or assist or participate  in,  facilitate or encourage,  any effort or attempt by any other Person to do or seek any of the  foregoing.  GlobalOptions, on the one hand, and Pubco on the other hand,  will inform each other in writing immediately  following  the  receipt  by such party or a  representative  of any proposal or inquiry with respect to any Acquisition Transaction.

            Section  5.2  PUBLIC  ANNOUNCEMENTS.  Each of Pubco,  Merger Sub and
GlobalOptions  will consult with one another before issuing any press release or
otherwise   making  any  public   statements  in  respect  of  the  transactions
contemplated  by this Agreement,  including the Merger,  and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, as determined by Pubco,  Merger Sub or  GlobalOptions,  as  the  case  may  be,  a  copy  of  which  shall  be  sent simultaneously to the other parties upon such release.

            Section 5.3 PRIVATE PLACEMENT.  GlobalOptions  acknowledges that the issuance of the Merger  Shares  pursuant to Section 1.4 is intended to be exempt from  registration  under the  Securities  Act, by virtue of Regulation D of the
Securities  Act  and/or  Section  4(2)  of the  Securities  Act,  and  that  its stockholders,  upon  receipt of such Merger  shares,  may not sell such  shares, unless such shares  subsequently  are registered  under the Securities Act or an exemption from such  registration is available.  GlobalOptions  understands that the  Merger  Shares  must be held  indefinitely  unless  they  are  subsequently registered  under the Securities Act or an exemption from such  registration  is available and that no tacking of holding  period is available  under Rule 144(d)
of the Securities  Act.  GlobalOptions  understands and agrees that, in order to ensure  compliance  with the  restrictions  referred to herein,  Pubco may issue
appropriate   "stop  transfer"   instructions  to  its  transfer  agent.   Pubco
understands  that the  following  legend (and such other  legends as Pubco deems appropriate) shall be placed on such shares:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED
            FOR  INVESTMENT  AND NOT WITH A VIEW TO, OR IN CONNECTION  WITH, THE
            SALE OR DISTRIBUTION  THEREOF.  NO SUCH SALE OR DISTRIBUTION  MAY BE
            EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO
            OR AN OPINION OF COUNSEL IN A FORM  SATISFACTORY TO THE COMPANY THAT
            SUCH  REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933,
            AS AMENDED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                                       34

Pubco shall use commercially reasonable efforts to meet the requirements of Rule
144(c)  of the  Securities  Act and,  if an  opinion  is  required  by Pubco for transfer of such shares, Pubco shall retain counsel to determine whether such an opinion may be rendered.

            Section  5.4  CONFIDENTIALITY.  In  the  course  of  their  business operations,  all  parties  shall have  received,  and will  continue to receive, information that gives the other parties an advantage over its competitors,  and which is confidential  and  proprietary,  including,  without  limitation,  each party's  respective  names and  preferences of customers,  products and markets, technological data, computer programs, know-how, potential acquisitions, sources of financing, corporate operating and financing strategies,  operating plans and similar related information  (collectively,  the "CONFIDENTIAL MATERIAL"). At no time during the period  commencing  on the date  hereof  shall any party to this
Agreement,  whether  individually,  or jointly with  others,  for the benefit of itself, himself, or any third party, publish, disclose, use, or authorize anyone else  to  publish,  disclose,  or use any  Confidential  Material  of the  other parties; PROVIDED, HOWEVER, that any such Confidential Material may be disclosed only as required by law. In the event that any party is  requested  pursuant to, or is required by,  applicable law or regulation or by legal process to disclose any Confidential Material, such party shall promptly notify the other parties of any  anticipated  disclosure  obligation and cooperate with the other parties at such other parties'  expense,  in any efforts to seek an appropriate  protective order or other reliable  assurance that confidential  treatment will be accorded to that portion of the  Confidential  Material that is required to be disclosed.
The parties  acknowledge that any disclosure of any Confidential  Material would cause material and  irrevocable  harm to the other parties and their  respective business.

            Section 5.5  ADDITIONAL  DOCUMENTS AND FURTHER  ASSURANCES.  At, and
from time to time after, the date of this Agreement,  at the request of Pubco or
GlobalOptions but without further consideration,  GlobalOptions or Pubco, as the case may be, shall  execute and deliver such other  instruments  of  conveyance, assignment, transfer, and delivery and take such other action as the other party reasonably may request in order to more effectively convey, transfer, assign and deliver to the Surviving Corporation,  and to place the Surviving Corporation in possession  and control of, any of the rights,  properties,  assets and business intended to be sold, conveyed, transferred, assigned and delivered hereunder, or to assist in the  collection  or reduction to  possession of any and all of such rights,  properties,  and  assets  or to enable  the  Surviving  Corporation  to exercise  and enjoy all  rights  and  benefits  of  GlobalOptions  with  respect thereto.

            Section 5.6  NOTIFICATION OF CERTAIN  MATTERS.  GlobalOptions  shall give prompt  notice to Pubco and Merger Sub, and Pubco and Merger Sub shall give prompt notice to  GlobalOptions,  of (a) the occurrence or  nonoccurrence of any event the  occurrence  or  nonoccurrence  of which  would be likely to cause any representation  or  warranty  contained  in  this  Agreement  to  be  untrue  or inaccurate in any material  respect at or prior to the Effective  Time,  (b) any material failure of  GlobalOptions,  Pubco or Merger Sub, as the case may be, to comply with or satisfy any covenant,  condition or agreement to be complied with or satisfied by it  hereunder,  (c) any notice or other  communication  from any third party  alleging that the consent of such third party is or may be required in connection with the transactions  contemplated by this Agreement,  or (d) any facts or circumstances that could reasonably be expected to result in a Material
Adverse Effect;  PROVIDED,  HOWEVER, that the delivery of any notice pursuant to

                                       35

this  SECTION  5.6  shall not cure such  breach  or  non-compliance  or limit or otherwise affect the rights,  obligations or remedies available hereunder to the party receiving such notice.

            Section 5.7 THIRD PARTY CONSENTS.

               (a) Each of Pubco,  Merger  Sub and  GlobalOptions  shall use its commercially  reasonable efforts to obtain at the earliest  practicable date all
consents  of  third  parties  and   Governmental   Entities   necessary  to  the
consummation  of  the  transactions   contemplated   hereby  (the  "THIRD  PARTY
CONSENTS")  and will  provide to the other  parties  hereto  copies of each such
Third Party Consent promptly after it is obtained. Each of Pubco, Merger Sub and
GlobalOptions  agrees  to  cooperate  fully  with the  other  parties  hereto in connection  with the obtaining of the Third Party Consents;  PROVIDED,  HOWEVER, that no party shall be required to pay any additional  sums to secure such Third
Party Consents of the other parties hereto.

               (b) In furtherance  and not in limitation of the covenants of the parties contained in SECTION 5.7(A), if any administrative or judicial action or proceeding,  including any  proceeding  by a private  party,  is instituted  (or threatened to be instituted)  challenging any  transaction  contemplated by this
Agreement,  each of Pubco,  Merger Sub and GlobalOptions  shall cooperate in all respects with each other and use its respective  commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment,  injunction or other order, whether temporary,  preliminary  or  permanent,  that is in effect  and that  prohibits, prevents or restricts  consummation  of the  transactions  contemplated  by this
Agreement.

               (c)  If  any   objections   are  asserted  with  respect  to  the
transactions   contemplated   hereby  or  if  any  suit  is  instituted  by  any
Governmental  Entity or any private party  challenging  any of the  transactions contemplated  hereby as violative of any regulatory  Law, each of Pubco,  Merger
Sub and GlobalOptions  shall use its commercially  reasonable efforts to resolve any such  objections or challenge as such  Governmental  Entity or private party may  have  to  such  transactions  under  such  regulatory  Law so as to  permit consummation of the transactions contemplated by this Agreement.

            Section 5.8 LEGAL  OPINION  CERTIFICATES.  GlobalOptions,  Pubco and
Merger Sub shall  execute  and deliver to  Greenberg  Traurig,  LLP,  counsel to
Pubco,   and  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP,  counsel  to
GlobalOptions, certificates at such time or times as are reasonably requested by such law firms in  connection  with their  respective  deliveries of opinions in respect of the transactions  contemplated  hereby.  Prior to the Effective Time, none of  GlobalOptions,  Pubco or Merger Sub shall take or cause to be taken any action  which would cause to be untrue (or fail to take or cause not to be taken any action  which would cause to be untrue) any of the  representations  in such previously-agreed certificates.

            Section 5.9 BLUE SKY LAWS. Pubco, Merger Sub and GlobalOptions shall take such steps as may be necessary to comply with the  securities  and blue sky laws of all  jurisdictions  which are  applicable  to the issuance of the Merger
Shares. The parties hereto shall use all reasonable efforts to assist each other in complying with all applicable securities and blue sky laws.

                                       36

                                   ARTICLE VI
                    CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 6.1  CONDITIONS  TO EACH PARTY'S  OBLIGATIONS  TO EFFECT THE
MERGER. The respective  obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the
Effective Time of each of the following  conditions,  any or all of which may be waived in whole or in part by the party being benefited  thereby,  to the extent permitted  by  applicable  Law: (a)  APPROVALS.  Pubco and Merger Sub shall have timely obtained from each Governmental  Entity any and all Third Party Consents, if any,  necessary for  consummation of or in connection  with the  transactions contemplated  hereby,  including such approvals,  waivers and consents as may be required  under the blue sky  laws,  if any,  and such  approvals,  waivers  and consents  are still in full force and  effect,  except for such  authorizations, consents or  approvals,  the failure of which to have been made or obtained does not and  could  not  reasonably  be  expected  to have,  individually  or in the aggregate, a Material Adverse Effect.

               (b) INJUNCTION, ETC. As of the Effective Time, there shall not be in  effect  any  Law  of  any  Governmental  Entity  of  competent  jurisdiction restraining,  enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental  Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

               (c)  PRIVATE  PLACEMENT.  The Private  Placement  shall have been consummated.

            Section 6.2  CONDITIONS TO THE  OBLIGATIONS OF PUBCO AND MERGER SUB.
The   respective   obligations  of  Pubco  and  Merger  Sub  to  consummate  the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions,  any or all of which may be waived  in whole or part by Pubco and  Merger  Sub to the extent permitted by applicable Law:

               (a)  REPRESENTATIONS  AND  WARRANTIES.  The  representations  and warranties of  GlobalOptions  contained herein shall be true and correct in each case in all material  respects (other than  representations  and warranties that contain  materiality  qualifications  which  shall  be true and  correct  in all respects)  on and as of the date when  made and as of the  Closing  (except  for representations  and warranties made as of a specified  date,  which shall speak only as of the specified date).

               (b) PERFORMANCE OF AGREEMENT.  GlobalOptions shall have performed or complied in all material  respects with all  covenants,  conditions and other obligations  contained  herein  required to be performed or complied  with by it prior to or at the time of the Closing.

               (c) NO MATERIAL ADVERSE CHANGE.  From the date hereof through the
Closing  Date,  there shall not have  occurred  any Material  Adverse  Effect on
GlobalOptions.

               (d)  CERTIFICATE.  GlobalOptions  shall have delivered to Pubco a certificate,  dated the Closing Date,  signed by the Chief Executive  Officer or
President of  GlobalOptions,  certifying as to the fulfillment of the conditions specified in SECTION 6.2(a), SECTION 6.2(b) and SECTION 6.2(c).

                                       37

               (e)  OPINION  OF  COUNSEL  TO  GLOBALOPTIONS.  Pubco  shall  have received an opinion of Olshan Grundman Frome  Rosenzweig & Wolosky LLP,  counsel to  GlobalOptions,  dated the Closing  Date,  in form and  substance  reasonably satisfactory  to Pubco and Merger  Sub and  substantially  in the form  attached hereto as EXHIBIT D.

               (f) NO LITIGATION.  Immediately  prior to the Effective  Time, no action,  suit,  claim or  proceeding  shall have been  commenced  and be pending against  GlobalOptions by any third party that seeks to prohibit or restrict the consummation of the Merger.

               (g) LOCK-UP  AGREEMENTS.  All  recipients  of Merger Shares shall have  delivered to Pubco an executed  lock-up  agreement  in form and  substance reasonably satisfactory to Pubco.

               (h)  GLOBALOPTIONS  WARRANTS AND  CONVERTIBLE  DEBT.  Immediately
prior to or at the  Effective  Time,  all issued and  outstanding  warrants  and
convertible  debt  of   GlobalOptions   shall  have  converted  into  shares  of
GlobalOptions Common Stock.

            Section 6.3  CONDITIONS TO THE  OBLIGATIONS  OF  GLOBALOPTIONS.  The
obligations of GlobalOptions to consummate the transactions contemplated by this
Agreement are subject to the  fulfillment  at or prior to the Effective  Time of each of the following conditions,  any or all of which may be waived in whole or in part by GlobalOptions to the extent permitted by applicable Law:

               (a)  REPRESENTATIONS  AND  WARRANTIES.  The  representations  and warranties of Pubco and Merger Sub contained herein shall be true and correct in each  case  in  all  material  respects  (other  than  the  representations  and warranties  that  contain  materiality  qualifications  which  shall be true and correct in all  respects)  on and as of the date when made and as of the Closing
(except for  representations  and warranties made as of a specified date,  which shall speak only as of the specified date).

               (b)  PERFORMANCE  OF  AGREEMENT.  Pubco shall have  performed  or complied in all  material  respects  with all  covenants,  conditions  and other obligations  contained  herein  required to be performed or complied  with by it prior to or at the time of the Closing.

               (c) NO MATERIAL ADVERSE CHANGE. Prior to the Closing, there shall not have occurred any Material Adverse Effect on Pubco or Merger Sub.

               (d)  CERTIFICATE.  Each  of  Pubco  and  Merger  Sub  shall  have delivered to GlobalOptions a certificate,  dated the Closing Date, signed by its
Chief  Executive  Officer or President,  certifying as to the fulfillment of the conditions specified in SECTION 6.3(A), SECTION 6.3(B) and SECTION 6.3(C).

               (e) DIRECTORS AND OFFICERS OF PUBCO. All of the present directors and officers of Pubco shall have submitted their written resignations  effective as of the  Effective  Time,  and Pubco shall have taken,  or caused to have been

                                       38

taken,  all necessary  corporate  action,  so that at or  immediately  after the
Effective  Time the  directors  and  officers  of Pubco shall be as set forth on
SCHEDULE 1.7(A) of the GlobalOptions Disclosure Schedule.

               (f)  OPINION  OF  COUNSEL  TO  PUBCO.  GlobalOptions  shall  have received  an opinion of  Greenberg  Traurig,  LLP,  counsel to Pubco,  dated the
Closing Date, in the form and substance reasonably satisfactory to GlobalOptions and substantially in the form attached hereto as EXHIBIT E.

               (g) NO LITIGATION.  Immediately  prior to the Effective  Time, no action,  suit,  claim or  proceeding  shall have been  commenced  and be pending against  Pubco or Merger  Sub by any  third  party  that  seeks to  prohibit  or restrict the consummation of the Merger.

               (h) EMPLOYMENT.  GlobalOptions  and Harvey W. Schiller shall have amended Mr. Schiller's employment agreement and assigned such agreement to Pubco in a manner reasonably acceptable to the parties hereto.

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

            Section 7.1 TERMINATION BY MUTUAL  AGREEMENT.  This Agreement may be
terminated  and the Merger may be abandoned  at any time prior to the  Effective
Time, by mutual written  consent of  GlobalOptions  and Pubco by action of their respective boards of directors.

            Section  7.2  TERMINATION  BY EITHER  PUBCO OR  GLOBALOPTIONS.  This
Agreement may be terminated and the Merger may be abandoned at any time prior to the  Effective  Time by  action  of the board of  directors  of either  Pubco or
GlobalOptions if:

               (a) the Merger shall not have been  consummated  by July 18, 2005
(the "TERMINATION DATE");

               (b) any  Law  permanently  restraining,  enjoining  or  otherwise prohibiting consummation of the Merger shall become final and non-appealable;

PROVIDED,  HOWEVER,  that the right to terminate this Agreement pursuant to this
SECTION  7.2  shall  not be  available  to any party  that has  breached  in any material  respect its obligations  under this Agreement in any manner that shall have  proximately  contributed to the occurrence of the failure of the Merger to be consummated.

            Section 7.3  TERMINATION  BY  GLOBALOPTIONS.  This  Agreement may be
terminated  and the Merger may be abandoned  at any time prior to the  Effective
Time, by action of GlobalOptions' Board of Directors, if:

               (a) (i) any of Pubco's  representations and warranties shall have been inaccurate as of the date of this  Agreement,  such that the conditions set forth in SECTION  6.3(a) would not be  satisfied,  or (ii) if (A) any of Pubco's representations  and warranties become inaccurate as of a date subsequent to the date of this  Agreement  (as if made on such  subsequent  date),  such  that the conditions  set forth in  SECTION  6.3(a)  would not be  satisfied  and (B) such

                                       39

inaccuracy  has not been cured by Pubco within  twenty (20)  business days after its receipt of written notice thereof and remains  uncured at the time notice of termination  is  given,  or (iii) any of  Pubco's  covenants  contained  in this
Agreement  shall  have  been  breached,  such that the  conditions  set forth in
SECTION 6.3(B) would not be satisfied; or

               (b) if,  since  the  date of this  Agreement,  there  shall  have occurred any Material Adverse Effect on Pubco.

            Section 7.4  TERMINATION BY PUBCO.  This Agreement may be terminated and the Merger may be  abandoned  at any time prior to the  Effective  Time,  by action of the Board of Directors of Pubco, if:

               (a)  (i) any of  GlobalOptions'  representations  and  warranties shall  have  been  inaccurate  as of the date of this  Agreement,  such that the conditions  set forth in SECTION  6.2(A) would not be satisfied,  or (ii) if (A)
any of GlobalOptions'  representations  and warranties become inaccurate as of a date  subsequent to the date of this  Agreement  (as if made on such  subsequent date),  such  that the  conditions  set  forth in  SECTION  6.2(A)  would not be satisfied and (B) such  inaccuracy  has not been cured by  GlobalOptions  within twenty  (20)  business  days after its  receipt of written  notice  thereof  and remains  uncured at the time  notice of  termination  is given,  or (iii) any of
GlobalOptions'  covenants  contained in this Agreement shall have been breached, such that the conditions set forth in SECTION 6.2(B) would not be satisfied; or

               (b) if,  since  the  date of this  Agreement,  there  shall  have occurred any Material Adverse Effect on GlobalOptions.

            Section 7.5 EFFECT OF TERMINATION AND  ABANDONMENT.  In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
ARTICLE VII, this Agreement  (other than this SECTION 7.5,  SECTION 5.7, SECTION
8.2(A) and SECTION  8.5) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors,  officers,  employees, consultants,  contractors,  agents,  legal  and  financial  advisors,  or  other representatives);  PROVIDED,  HOWEVER, that except as otherwise provided herein, no such  termination  shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

            Section 7.6  AMENDMENT.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 7.7  EXTENSION;  WAIVER.  At any time prior to the Effective
Time,  each party hereto may (a) extend the time for the  performance  of any of the obligations or other acts of the other party,  (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document,  certificate  or  writing  delivered  pursuant  hereto,  or (c)  waive compliance by the other party with any of the agreements or conditions contained herein.  Any agreement on the part of either party hereto to any such  extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such  party.  The  failure  of any party  hereto to assert  any of its rights hereunder shall not constitute a waiver of such rights.

                                       40

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.1  NON-SURVIVAL OF  REPRESENTATIONS  AND  WARRANTIES.  The
representations  and  warranties  of the parties  made in Articles II and III of this Agreement (including the Disclosure  Schedules to the Agreement,  which are hereby  incorporated  by reference)  shall survive for six (6) months beyond the
Effective  Time.  This  SECTION  8.1  shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms contemplates performance after the  Effective  Time or pursuant to any other  certificate,  statement  or agreement.

            Section 8.2 ENTIRE AGREEMENT; ASSIGNMENT.

               (a) This  Agreement  (including  exhibits and schedules  attached hereto)  constitutes the entire agreement  between the parties hereto in respect of the subject  matter  hereof and  supersedes  all other prior  agreements  and understandings,  both  written  and oral,  between the parties in respect of the subject matter hereof.

               (b) Neither this  Agreement  nor any of the rights,  interests or obligations hereunder shall be assigned by operation of Law (including by merger or  consolidation)  or otherwise.  Any  assignment in violation of the preceding sentence shall be void. Subject to the preceding  sentence,  this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied,  is intended  to or shall  confer upon any other  Person any rights, benefits or remedies of any nature whatsoever under or by reason of this
Agreement.

            Section 8.3 NOTICES.  All notices,  requests,  instructions or other documents  to be given  under this  Agreement  shall be in writing  and shall be deemed  given,  (a) five  business  days  following  sending  by  registered  or certified mail, postage prepaid,  (b) when sent if sent by facsimile;  PROVIDED,
HOWEVER,  that the  facsimile is promptly  confirmed  by telephone  confirmation thereof by the intended recipient,  (c) when delivered,  if delivered personally to the  intended  recipient,  and (d) one  business  day  following  sending  by overnight delivery via a national courier service,  and in each case,  addressed to a party at the following address for such party:

            if to Pubco or Merger Sub, to: Creative Solutions with Art, Inc.
                                           32C Hadley Village Road
                                           South Hadley, Massachusetts 01075
                                           Attention: Carla L. Santia
                                           Facsimile: (413) 532-4838

            with copies to:                Greenberg Traurig, LLP
                                           MetLife Building
                                           200 Park Avenue, 15th Floor
                                           New York, New York 10166
                                           Attention: Spencer G. Feldman, Esq.
                                           Facsimile: (212) 801-6400

                                       41

            if to GlobalOptions:           GlobalOptions, Inc.
                                           75 Rockefeller Plaza, 27th Floor
                                           New York, New York 10019
                                           Attention: Harvey W. Schiller, Chairman
                                           Facsimile: (212) 445-0053

            with copies to:                Olshan Grundman Frome Rosenzweig &
                                             Wolosky LLP
                                           Park Avenue Tower
                                           65 East 55th Street
                                           New York, New York  10022
                                           Attention:  Robert Friedman, Esq.
                                           Facsimile:  (212) 451-2222

or to such other  address or  facsimile  number as the Person to whom  notice is given may have  previously  furnished  to the other in writing in the manner set forth above.

            Section 8.4 GOVERNING LAW. This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York,  without giving effect to the choice of law principles thereof.

            Section 8.5 EXPENSES.  GlobalOptions shall be solely responsible for the legal,  accounting and other fees and expenses  incurred by GlobalOptions in connection  with the  execution of this  Agreement and the  consummation  of the
transactions   contemplated  hereby.  Pubco  and  Merger  Sub  shall  be  solely responsible  for the legal,  accounting and other fees and expenses  incurred by
Pubco and Merger Sub in  connection  with  execution of this  Agreement  and the consummation of the transactions contemplated hereby.

            Section 8.6 DESCRIPTIVE  HEADINGS.  The descriptive  headings herein are inserted for  convenience  of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            Section 8.7 SEVERABILITY.  The provisions of this Agreement shall be deemed severable and the invalidity or  unenforceability  of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this  Agreement,  or the  application  thereof to any Person or any circumstance,  is  invalid  or  unenforceable,  (a)  a  suitable  and  equitable provision shall be substituted  therefor in order to carry out, so far as may be valid and  enforceable,  the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this  Agreement and the  application  of such provision  to other  Persons  or  circumstances  shall not be  affected  by such invalidity or  unenforceability,  nor shall such invalidity or  unenforceability affect the validity or  enforceability  of such  provision,  or the  application thereof, in any other jurisdiction.

            Section 8.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage  would occur in the event that any of the  provisions  of this  Agreement were not performed in accordance  with their  specific  terms or were  otherwise breached.  It is  accordingly  agreed that the  parties  shall be entitled to an injunction or injunctions  to prevent  breaches of this Agreement and to enforce

                                       42

specifically the terms and provisions of this Agreement,  this being in addition to any other remedy to which they are entitled at Law or in equity.

            Section 8.9  COUNTERPARTS.  This Agreement may be executed in two or more  counterparts,  all of which shall be considered one and the same agreement and shall become  effective  when one or more  counterparts  have been signed by each of the parties and delivered to the other parties.

            Section 8.10 FURTHER ASSURANCES. Each party to this Agreement agrees
(a) to furnish upon request to the other party such further information,  (b) to execute and deliver to the other party such other  documents  and (c) to do such other acts and things as the other party reasonably  requests for the purpose of carrying out the intent of this  Agreement  and the  documents  and  instruments referred to herein.

            Section 8.11 INTERPRETATION.

               (a) The words "hereof," "herein," "herewith" and words of similar import shall,  unless otherwise  stated, be construed to refer to this Agreement as a whole and not to any particular  provision of this Agreement,  and article, section,  paragraph,  exhibit,  and  schedule  references  are to the  articles,
sections,  paragraphs,   exhibits,  and  schedules  of  this  Agreement,  unless
otherwise  specified.  Whenever the words "include,"  "includes," or "including"
are used in this  Agreement,  they shall be deemed to be  followed  by the words
"without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered  pursuant hereto,  unless otherwise  defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the  masculine  as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any  agreement  or  instrument  that is referred to herein means such agreement,  instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession  of comparable  successor statutes  and all  attachments  thereto and  instruments  incorporated  therein.
References to a Person are also to its permitted successors and assigns.

               (b) The phrases "the date of this  Agreement," "the date hereof,"
and terms of similar import,  unless the context  otherwise  requires,  shall be deemed  to  refer  to the  date  set  forth  in the  opening  paragraph  of this
Agreement.

               (c) The parties have participated  jointly in the negotiation and drafting of this  Agreement.  In the event an ambiguity or question of intent or interpretation  arises,  this Agreement shall be construed as if drafted jointly by the parties  and no  presumption  or burden of proof shall arise  favoring or disfavoring  any party by virtue of the  authorship  of any  provisions  of this
Agreement.

            Section 8.12 DEFINITIONS. As used herein,

               (a) "KNOW" or  "KNOWLEDGE"  means,  (i) in respect of Pubco,  the knowledge of Pubco's executive  officers,  and (ii) in respect of GlobalOptions, the knowledge of GlobalOptions' executive officers.

                                       43

               (b)  "LIEN"  means,  in  respect  of  any  asset  (including  any security) any mortgage,  lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

               (c) "PERMITTED LIEN" means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary  course of business  consistent with past practices;  a Lien reflected in the financial  statements of the applicable party; or a Lien which does not materially  detract from the value or impair the use of the asset or property in question.

               (d) "PERSON" means an individual,  corporation, limited liability company,  partnership,  association,  trust, unincorporated organization,  other entity or group (as defined in the Exchange Act).

                            [SIGNATURE PAGE FOLLOWS]

                                       44

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                   GLOBALOPTIONS, INC.

                                   By: /s/ Harvey W. Schiller
                                      --------------------------------------
                                      Name:  Harvey W. Schiller
                                      Title: Chairman

                                   CREATIVE SOLUTIONS WITH ART, INC.

                                   By: /s/ Carla L. Santia
                                      --------------------------------------
                                      Name:  Carla L. Santia
                                      Title: President

                                   GLOBALOPTIONS ACQUISITION CORP.

                                   By: /s/ Carla L. Santia
                                      --------------------------------------
                                      Name:  Carla L. Santia
                                      Title: President